                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X|  Preliminary Proxy Statement    |_| Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
|_|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Pursuant to Rule 14a-12

                       PEGASUS COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
           |X|   No Fee required.
           |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                 and 0-11.

           (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
           (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
                 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
           (4)   Proposed maximum aggregate value of transaction:

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           (5)   Total fee paid:

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           |_|   Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
           |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)   Amount previously paid:

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           (2)   Form, Schedule or Registration Statement No.:

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           (3)   Filing Party:

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           (4)   Date Filed:

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


                                 [LOGO OMITTED]

                                 --------------

                       PEGASUS COMMUNICATIONS CORPORATION
                  c/o PEGASUS COMMUNICATIONS MANAGEMENT COMPANY
                                    SUITE 200
                              225 CITY LINE AVENUE
                         BALA CYNWYD, PENNSYLVANIA 19004

                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 --------------

TIME                       _____ a.m. on Friday, May 31, 2002.

PLACE

ITEMS OF BUSINESS   1. To elect eight directors to hold office as specified in the proxy statement.

                    2. To authorize the board of directors to amend our existing amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of Class A common stock and Class B common stock, par value $0.01 per share, at a ratio of not less than one-for-two and not more than one-for-ten, at any time prior to our next annual meeting of stockholders, upon a determination by the board of directors that the reverse stock split and reverse stock split ratio are in our best interests and the best interests of our stockholders.

                    3. To amend the Pegasus Communications 1996 Stock Option
                       Plan to increase the number of shares of Class A common stock that may be issued to 10,000,000 and to increase the maximum number of shares of Class A common stock that may be issued under options granted to any employee to 2,000,000 shares.

                    4. To amend the Pegasus Communications Restricted Stock
                       Plan to increase the number of shares of Class A common stock that may be issued to 2,000,000 shares.

                    5. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for our company for the current fiscal year.

                    6. To act upon any other matters properly coming before the meeting or any adjournment thereof.

RECORD DATE         The close of business on April 5, 2002 has been fixed
                    as the record date for the meeting. All stockholders of record at that time are entitled to notice of, and all such holders of Class A common stock and Class B common stock are entitled to vote at the meeting and any adjournment or postponement thereof.

ANNUAL REPORT       Our Annual Report on Form 10-K, including consolidated
                    financial statements for the year ended December 31, 2001, on which no action will be requested at the annual meeting, is enclosed. It is not to be considered part of the proxy solicitation materials.

IMPORTANT           It is important that your shares be represented and voted at the meeting. Please vote either by using the toll free number shown on the enclosed proxy card or by marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope provided. If you attend the meeting and wish to vote your shares in person, arrangements will be made for you to do so. Stockholders who hold their shares through a broker (in "street name") should follow the voting instructions provided by their broker.

                                             By order of the board of directors,

                                             SCOTT A. BLANK
                                             Secretary
April ___, 2002

                                 [LOGO OMITTED]


                       PEGASUS COMMUNICATIONS CORPORATION
                  c/o PEGASUS COMMUNICATIONS MANAGEMENT COMPANY
                                    SUITE 200
                              225 CITY LINE AVENUE
                         BALA CYNWYD, PENNSYLVANIA 19004

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------


                                 April ___, 2002


         This proxy statement, which is being sent to stockholders on or about ____________, 2002, is furnished in connection with the solicitation of proxies by our board of directors for use at the forthcoming Annual Meeting of Stockholders to be held on Friday, May 31, 2002, and at any adjournment or postponement thereof.

         The close of business on April 5, 2002, has been fixed as the record date for the Meeting. All stockholders of record at that time are entitled to notice of, and all holders of record of our Class A common stock and Class B common stock are entitled to vote at the Meeting and any adjournment or postponement thereof. On the record date, there were outstanding 50,798,610 shares of Class A common stock and 9,163,800 shares of Class B common stock, which constituted the only outstanding securities of our company entitled to vote.

                                TABLE OF CONTENTS

                                                                                                                    Page

VOTING AND REVOCABILITY OF PROXIES...................................................................................1

PROPOSAL 1.  ELECTION OF DIRECTORS...................................................................................3

PROPOSAL 2.  AUTHORIZATION OF THE BOARD TO AMEND OUR AMENDED AND RESTATED CERTIFICATE
             OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT OF OUR ISSUED AND
             OUTSTANDING SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK AT A
             RATIO OF NOT LESS THAN ONE-FOR-TWO AND NOT MORE THAN ONE-FOR-TEN,
             AT ANY TIME PRIOR TO OUR NEXT ANNUAL MEETING OF STOCKHOLDERS,
             UPON A DETERMINATION BY THE BOARD THAT THE REVERSE STOCK SPLIT AND
             REVERSE STOCK SPLIT RATIO ARE IN OUR BEST INTERESTS AND THE BEST
             INTERESTS OF OUR STOCKHOLDERS...........................................................................7

PROPOSAL 3.  AMENDMENT TO THE PEGASUS COMMUNICATIONS 1996 STOCK OPTION PLAN ........................................12

PROPOSAL 4.  AMENDMENT TO THE PEGASUS COMMUNICATIONS RESTRICTED STOCK PLAN .........................................16

PROPOSAL 5.  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.................................................19

PROPOSAL 6.  OTHER MATTERS..........................................................................................20

ADDITIONAL INFORMATION..............................................................................................21
Compliance with Section 16(a) of the Exchange Act...................................................................21
Executive Compensation..............................................................................................22
Compensation Committee Interlocks and Insider Participation.........................................................25
Compensation Committee Report on Executive Compensation.............................................................26
Performance Graph ..................................................................................................29
Principal Stockholders..............................................................................................30
Certain Relationships and Related Transactions......................................................................34
Audit Committee Report..............................................................................................38
Additional Information Regarding the Auditors.......................................................................38
Stockholder Proposals...............................................................................................39
Miscellaneous.......................................................................................................39

Appendix A:  Form of Certificate of Amendment of the Amended and Restated Certificate of Incorporation
             of Pegasus Communications Corporation ................................................................A-1
Appendix B:  Amended and Restated Pegasus Communications 1996 Stock Option Plan....................................B-1
Appendix C:  Amended and Restated Pegasus Communications Restricted Stock Plan.....................................C-1


                       VOTING AND REVOCABILITY OF PROXIES

         On each matter voted upon at the Meeting and any adjournment or postponement thereof, holders of Class A common stock and Class B common stock will vote together as a single class. Each record holder of Class A common stock will be entitled to one vote per share, and each record holder of Class B common stock will be entitled to ten votes per share.

         The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote generally at the Meeting is necessary to constitute a quorum. Directors are to be elected by a plurality of the votes of the shares whose holders are present, in person or by proxy, at the Meeting and entitled to vote. Cumulative voting in the election of directors is not permitted. Approval of Proposals 2, 3, 4 and 5 require the affirmative vote of a majority of the votes of the shares whose holders are present, in person or by proxy, at the Meeting and entitled to vote. If a proxy is marked as "Withhold Authority" or "Abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on the matter. Abstentions will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether a matter has been authorized, but nominee and other Specified Non-Votes will not be so included.

         Shares may be voted at the Meeting in person or by proxy. Stockholders of record can give a proxy to be voted at the Meeting over the telephone by calling the toll-free number identified on the enclosed proxy card or by completing and mailing in the enclosed proxy card. If you vote by telephone you do not need to return your proxy card. Stockholders who hold their shares through a broker (in "street name") should follow the voting instructions provided by their broker.

         The telephone voting procedure has been set up for your convenience. This procedure is designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to vote by telephone, please refer to the specific instructions contained in the enclosed proxy card. If you wish to vote using the enclosed proxy card, please mark, sign and return your signed proxy to us before the Meeting, and we will vote your shares as you direct.

         All valid proxies received prior to the Meeting will be voted. Unless marked to the contrary, such proxies will be voted "FOR" the election of all nominees for director named herein; "FOR" the authorization of our board of directors to amend our existing amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of Class A common stock and Class B common stock at a ratio of not less than one-for-two and not more than one-for-ten, at any time prior to our next annual meeting of stockholders, upon a determination by the board that the reverse stock split and the reverse stock split ratio are in our best interests and the best interests of our stockholders; "FOR" the amendment to the Pegasus Communications 1996 Stock Option Plan to increase the number of shares of Class A common stock that may be issued to 10,000,000 shares and to increase the maximum number of shares of Class A common stock that may be issued under options granted to any employee to 2,000,000 shares; "FOR" the amendment to the Pegasus Communications Restricted Stock Plan to increase the number of shares of Class A common stock that may be issued to 2,000,000 shares; and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2002. If any other business is brought before the Meeting, the proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies. A stockholder who has given a proxy may revoke it at any time prior to the proxy being voted at the Meeting by (1) filing with the Secretary of our company an instrument revoking it or a duly executed proxy bearing a later date, (2) by attending the Meeting and giving notice of such revocation, or (3) by subsequently voting by telephone. Attendance at the Meeting does not by itself constitute revocation of a proxy.

         In addition to the use of the mails and telephone, proxies may be solicited by our directors, officers and employees, without additional compensation, by personal interview, telegram, or otherwise. Arrangements also may be made with brokerage houses and other custodians, nominees and for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for their reasonable out-of-pocket and clerical expenses. The cost of all solicitations made in connection with the enclosed proxy will be borne by us.

         Marshall W. Pagon, our Chairman of the Board and Chief Executive Officer, controls the vote of the Class B common stock. Because the Class B common stock has ten votes per share, Mr. Pagon controls a majority of the voting power of the Class A common stock and Class B common stock when holders of Class A common stock and Class B common stock vote together as a single class as they will on matters described below. Mr. Pagon has informed us that he intends to vote his shares of Class A common stock and Class B common stock in favor of Proposals 1, 2, 3, 4 and 5, which means that these proposals will be approved regardless of the votes of our other stockholders. Mr. Pagon is required by the voting agreement described below to vote for certain nominees for election as directors.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         The board of directors has nominated eight persons for election as directors whose terms will expire at the 2002 annual meeting of stockholders, or when their successors are duly elected and qualified. The nominees are Marshall
W. Pagon, Ted S. Lodge, Robert F. Benbow, Harry F. Hopper III, James J. McEntee, III, Mary C. Metzger, William P. Phoenix, and Robert N. Verdecchio, all of whom are currently directors.

         Under the terms of the voting agreement, described below in "ADDITIONAL INFORMATION -- Certain Relationships and Related Transactions -- Voting Agreement," as now in effect, Mr. Pagon and affiliates of Alta Communications are required to cause their shares to be voted for election of Messrs. Pagon, Benbow, Lodge and Verdecchio. As of the record date, the shares covered by the voting agreement represented 95,081,414 of the votes, or approximately 66.8% of the voting power entitled to vote at the Meeting. As a consequence, the parties to the voting agreement have sufficient power to vote for the election of all of those four nominees nominated by the board of directors without the vote of any other stockholders. Mr. Pagon controls a total of 92,031,522 of the votes, or approximately 64.6% of the voting power and therefore has the power to elect the other nominees without the vote of any other stockholders.

         If any nominee should be unable to serve as a director, an event not now anticipated, it is intended that the shares represented by proxies will be voted for the election of such substitute as the board of directors may nominate.

         Set forth below is certain information with respect to the persons nominated for election as directors. All of these individuals currently serve as our directors and directors of our subsidiaries, Pegasus Satellite Communications, Inc. and Pegasus Media & Communications, Inc. Messrs. Pagon and Lodge hold the same positions with Pegasus Satellite and Pegasus Media & Communications as they do with Pegasus Communications.

         Marshall W. Pagon has served as our Chairman of the Board and Chief Executive Officer since our incorporation. Additionally, Mr. Pagon served as our President from our incorporation to December 2001 and served as our Treasurer from incorporation to June 1997. From 1991 to October 1994, when the assets of our various affiliates, principally limited partnerships that owned and operated our television and cable operations, were transferred to subsidiaries of Pegasus Media & Communications, Inc., a subsidiary of our company, entities controlled by Mr. Pagon served as the general partner of these partnerships and conducted our business. Mr. Pagon's background includes over 20 years of experience in the media and communications industry. Mr. Pagon is one of his own designees to the board of directors pursuant to the amended voting agreement. See ADDITIONAL INFORMATION--Certain Relationships and Related Transactions--Voting Agreement. Mr. Pagon is 46 years old.

         Ted S. Lodge has been a director our company since May 5, 2000 and has served as our President, Chief Operating Officer and Counsel since December 2001. Mr. Lodge served as our Senior Vice President, Chief Administrative Officer, General Counsel and Assistant Secretary beginning on July 1, 1996. In June 1997, Mr. Lodge became our Secretary, and in July 2000, he became an Executive Vice President. From June 1992 through June 1996, Mr. Lodge practiced law with a number of law firms including Lodge & Company, and during that period, was engaged by our company as our outside legal counsel in connection with various matters. Mr. Lodge currently is serving as a director of our company as one of Mr. Pagon's designees to the board of directors pursuant to the amended voting agreement. Mr. Lodge is 45 years old.

         Robert F. Benbow has been a director of our company since May 5, 2000. Mr. Benbow had been a director of Golden Sky and its predecessors from February 1997 to May 5, 2000. He is a Vice President of Burr, Egan, Deleage & Co., a private venture capital firm, and a Managing General Partner of Alta Communications, Inc., a private venture capital firm. Prior to joining Burr, Egan, Deleage & Co. in 1990, Mr. Benbow spent 22 years with the Bank of New England N.A., where he was a Senior Vice President responsible for special industries lending in the areas of media, project finance and energy. Mr. Benbow currently is serving as a director of our company designated by affiliates of Alta Communications pursuant to the amended voting agreement. Mr. Benbow is 66 years old.

         Harry F. Hopper III has been a director of our company since April 27, 1998. Mr. Hopper is a Managing Member of Columbia Capital LLC, which he joined in January 1994. Columbia Capital is a venture capital firm with an investment focus on communications services, network infrastructure and technologies, and communications software. Mr. Hopper is also a director of DSL.Net and the following private companies: Metro PCS, Inc., a major market wireless mobile communications provider; Affinity, Inc., a web hosting company; Pihana Pacific Corporation, a Pan-Asian Internet peering and data center company, and Xemod, Inc., a producer of next generation linear power amplifiers. From June 1996 until April 27, 1998, Mr. Hopper had been a director of Digital Television Services or a manager of its predecessor limited liability company. Mr. Hopper currently is one of Mr. Pagon's designees on the board of directors. Mr. Hopper is 48 years old.

         James J. McEntee, III has been a director of our company since October 8, 1996. Mr. McEntee is of counsel to the law firm of Lamb, Windle & McErlane, P.C. and was a Principal of that law firm and Chairman of its Business Department from 1995 through March 1, 2000. Mr. McEntee is also a Principal in Harron Capital, L.P., a venture capital firm focused on new and traditional media ventures, and he is an executive officer of Harron Management Company, LLC. In addition, Mr. McEntee is Chairman of the Board of Directors of Around Campus, Inc., a company in the business of publishing college student directories and creating marketing opportunities in college communities. He is also a director of Bancorp.com, an affiliate based Internet bank, and Spectrum Foods, Inc., a company specializing in selling and marketing specialty food products. He is also a director of several other private companies. Mr. McEntee is one of the directors designated as an independent director under the voting agreement. Mr. McEntee is 44 years old.

         Mary C. Metzger has been a director of our company since November 14, 1996. Ms. Metzger has been Chairman of Personalized Media Communications L.L.C. and its predecessor company, Personalized Media Communications Corp., since February 1989. Ms. Metzger has also been Managing Director of Video Technologies International, Inc. since June 1986. Ms. Metzger is one of the directors designated as an independent director under the amended voting agreement. She is also a designee of Personalized Media Communications under an agreement between Pegasus and Personalized Media. See ADDITIONAL INFORMATION--Certain Relationships and Related Transactions--Investment in Personalized Media Communications, L.L.C. and Licensing of Patents. Ms. Metzger is 56 years old.

         William P. Phoenix has been a director of our company since June 17, 1998. He is a Managing Director of CIBC World Markets Corp., dividing his time between Trimaran Capital Partners, where he is an investment professional, and CIBC Capital Partners, where he heads up the New York office focusing on mezzanine transactions and private equity opportunities. Mr. Phoenix has extensive experience as a provider of all forms of capital to non-investment grade companies and is also a member of CIBC World Markets Corp.'s U.S. management, investment and credit committees. Prior to joining CIBC World Markets Corp. in 1995, Mr. Phoenix had been a Managing Director of Canadian Imperial Bank of Commerce with management responsibilities for the bank's acquisition finance, mezzanine finance and loan workout and restructuring businesses. Mr. Phoenix joined Canadian Imperial Bank of Commerce in 1982. Mr. Phoenix also serves as a director of Millennium Digital Media and Machslinke Ltd. Mr. Phoenix is one of the directors designated as an independent director pursuant to the amended voting agreement. Our company and CIBC World Markets Corp. have engaged in various transactions. See ADDITIONAL INFORMATION --Certain Relationships and Related Transactions--CIBC World Market Corp. and Affiliates. Mr. Phoenix is 45 years old.

         Robert N. Verdecchio has been a director of our company since December 18, 1997. He served as our Senior Vice President, Chief Financial Officer and Assistant Secretary from our inception to March 22, 2000 and as our Treasurer from June 1997 until March 22, 2000. He has also performed similar functions for affiliates and predecessors in interest from 1990 to March 22, 2000. Mr. Verdecchio is a certified public accountant and has over 15 years of experience in the media and communications industry. He is now a private investor. Mr. Verdecchio currently is serving as a director of our company as one of Mr. Pagon's designees to the board of directors pursuant to the amended voting agreement. Mr. Verdecchio is 45 years old.

Information Concerning Meetings and Certain Committees

         The board of directors held five meetings during 2001. We have a standing audit committee, a standing compensation committee and a standing nominating committee of our board of directors.

         The audit committee reviews:

         o  the scope of our audit;

         o the corporate accounting practices and policies with our independent accountants and recommends to whom reports should be submitted within our company;

         o  the final report of our independent accountants; and

         o overall accounting and financial controls with internal and independent accountants.

The audit committee is also available to the independent accountants during the year for consultation purposes. Messrs. Hopper, McEntee and Phoenix (serving as Chairman) are current members of the audit committee. During 2001, the audit committee met six times.

         The compensation committee establishes the salaries of executive officers and makes recommendations to, or has the authority of, the board of directors regarding the adoption, extension, amendment and termination of compensation plans in which officers or directors may participate. Messrs. Benbow, Hopper and McEntee (serving as Chairman) are the current members of the compensation committee. The compensation committee met twice during 2001.

         The nominating committee nominates all persons (other than the designees of Mr. Pagon and affiliates of Alta Communications pursuant to the amended voting agreement) to serve as our directors. The nominating committee will not consider nominees recommended by our stockholders. Mr. Pagon, Mr. Benbow and Ms. Metzger are the current members of the nominating committee. Although the nominating committee did not meet in 2001, it did act by the unanimous written consent of its members.

         During 2001, all incumbent directors, except for Mr. Benbow attended in person or by conference telephone at least 75% of the total number of meetings of the board of directors and committees of the board on which they served during their incumbency.

Compensation of Directors

         Under our by-laws, each director is entitled to receive such compensation, if any, as may from time to time be fixed by the board of directors. We currently pay our directors who are not our employees or officers an annual retainer of $10,000 plus $750 for each board meeting attended in person, $375 for each meeting of a committee of the board and $375 for each board meeting held by telephone. The annual retainer is payable, at each director's option, in cash or in the form of options to purchase our Class A common stock. We also reimburse each director for all reasonable expenses incurred in traveling to and from the place of each meeting of the board or committee of the board.

         On September 20, 2001, Robert F. Benbow, Harry F. Hopper III, James J. McEntee, III, Mary C. Metzger, William P. Phoenix and Robert N. Verdecchio, who were then all of our non-employee directors, each received options to purchase 20,000 shares of Class A common stock under our stock option plan. Each option vests based upon years of service with our company from the date of initial appointment to the board of directors. Options issued are vested 34% after two years of service, an additional 33% after three years of service and the remaining 33% vest upon four years of service. Each option was issued at an exercise price of $5.40 per share, the closing price of the Class A common stock on September 19, 2001, the date prior to the date of the grant, and is exercisable until the tenth anniversary from the date of grant.

               OUR BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE
                 ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

         PROPOSAL 2. AUTHORIZATION OF THE BOARD TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT
        OF OUR ISSUED AND OUTSTANDING SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK AT A RATIO OF NOT LESS THAN ONE-FOR-TWO AND
         NOT MORE THAN ONE-FOR-TEN, AT ANY TIME PRIOR TO OUR NEXT ANNUAL
         MEETING OF STOCKHOLDERS, UPON A DETERMINATION BY THE BOARD THAT
          THE REVERSE STOCK SPLIT AND REVERSE STOCK SPLIT RATIO ARE IN
         OUR BEST INTERESTS AND THE BEST INTERESTS OF OUR STOCKHOLDERS

General

         We are asking our stockholders to consider and vote upon a proposal to authorize our board of directors to amend our existing certificate of incorporation to effectuate a reverse stock split of our issued and outstanding shares of Class A common stock and Class B common stock at a ratio of not less than one-for-two and not more than one-for-ten, at any time prior to our next annual meeting of stockholders, upon a determination by the board that the reverse stock split and reverse stock split ratio would be in our best interests and the best interests of our stockholders. The text of the proposed certificate of amendment to our existing amended and restated certificate of incorporation to be filed to effect any reverse stock split is attached to this proxy statement as Appendix A. Our board of directors has directed that the proposal be submitted to our stockholders for approval.

         If the stockholders authorize the reverse stock split, the reverse stock split may be effected at any time prior to our next annual meeting of stockholders upon a determination by the board of directors that the reverse stock split and reverse stock split ratio are in our best interests and the best interests of our stockholders, based on, among other things, the marketability and liquidity of our Class A common stock, prevailing market conditions, the likely effect on the market price of our Class A common stock and other relevant factors discussed below. In addition, our board is authorized to make any changes to the proposed amendment to our existing amended and restated certificate of incorporation if it determines that such changes are necessary to give effect to the intent and purposes of the reverse stock split proposal. If the reverse stock split is approved by our stockholders and is not effectuated by the board of directors prior to our next annual meeting, the board of directors would be required to seek new stockholder approval in order to effect a reverse stock split.

         The following discussion of the reverse stock split is qualified by reference to the text of the certificate of amendment. We encourage you to read the form of the certificate of amendment relating to the reverse stock split attached to this proxy statement as Appendix A in its entirety.

Reasons for the Reverse Stock Split

         The board of directors believes that the current low per share market price of our Class A common stock may have a negative effect on the marketability of our Class A common stock, the amount and percentage of transaction costs paid by individual stockholders and our potential ability to raise capital by issuing additional shares of our Class A common stock. The board believes there are several reasons for these effects, including:

         o Many institutional investors have internal policies preventing the purchase of low-priced stocks.

         o Certain policies and practices of broker/dealers discourage individual brokers within those firms from dealing in low-priced stocks.

         o Because the brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our Class A common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if our share price were substantially higher.

         Although any increase in the market price of our Class A common stock resulting from a reverse stock split may be proportionately less than the decrease in the number of outstanding shares, a reverse stock split could result in a market price for our Class A common stock that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

         Our Class A common stock is quoted on the Nasdaq National Market under the symbol "PGTV." In order for our Class A common stock to continue to be quoted on the Nasdaq National Market, we must satisfy various listing maintenance standards established by Nasdaq. Among other things, (i) we are required to have stockholders' equity of at least $10 million and (ii) our Class A common stock held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares, often referred to as the public float, must have an aggregate market value of at least $5 million. Additionally, our Class A common stock must have a minimum bid price of at least $1.00 per share. Under Nasdaq's listing maintenance standards, if the closing bid price of a listed company's common stock remains below $1.00 per share for 30 consecutive trading days, Nasdaq will issue a deficiency notice. If the closing bid price subsequently does not reach $1.00 per share or higher for a minimum of ten consecutive trading days during the 90 calendar days following the issuance of the deficiency notice from Nasdaq, Nasdaq may de-list such common stock from trading on the Nasdaq National Market.

         We currently satisfy the Nasdaq National Market's continued listing requirements. However, if we fail to satisfy them in the future, and if Nasdaq were to de-list our Class A common stock, we may qualify to trade on the Nasdaq SmallCap Market, the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Each of these markets is generally considered to be a less efficient market and not as broad as the Nasdaq National Market. Delisting from the Nasdaq National Market would likely significantly decrease the liquidity of our Class A common stock, which could reduce the trading price and increase the transaction costs of trading shares of our Class A common stock.

         To eliminate some of the negative effects attendant to a low per share market price of our Class A common stock and to facilitate continued listing on Nasdaq, we propose to authorize our board of directors to amend the amended and restated certificate of incorporation to effect a reverse stock split at a ratio of not less than one-for-two and not more than one-for-ten, at any time prior to our next annual meeting of stockholders, upon a determination by the board that the reverse stock split and reverse stock split ratio would be in our best interests and the best interests of our stockholders.

Principal Effects of a Reverse Stock Split

         If authorized by our stockholders and effectuated by our board of directors, upon the effective date of the reverse stock split, each share of Class A Common Stock and Class B common stock outstanding will immediately and automatically be changed into anywhere from one-half to one-tenth of a share of our Class A common stock and Class B common stock, respectively, based on the reverse stock split ratio selected by the board. In addition, all the terms of outstanding shares of preferred stock, options, warrants, and other securities entitling holders to purchase or convert into shares of our Class A common stock would be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each security would be reduced, and the exercise price for each security, as applicable, would be increased, in accordance with the terms of such security. None of the other rights currently accruing to holders of the common stock, preferred stock, options, warrants, notes, or other securities convertible into common stock, would be affected by the reverse stock split. The number of shares of our common stock that may be granted under our stock option and compensation plans, including the Pegasus Communications 1996 Stock Option Plan and the Pegasus Communications Restricted Stock Plan, would also be adjusted as a result of the reverse stock split. The par value of our Class A common stock and Class B common stock would remain unchanged at $.01 per share, and the number of authorized shares of our Class A common stock and Class B common stock would remain unchanged.

         Our Class A common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of the Class A common stock under the Exchange Act.

         Stockholders should recognize that if the board determines to effectuate the reverse stock split, they will own a fewer number of shares than they currently own. While we expect that the reverse stock split will result in an increase in the market price of our Class A common stock, it may not increase the market price of our Class A common stock in proportion to the reduction in the number of shares of our Class A common stock outstanding resulting from the reverse stock split or result in a permanent increase in the market price (which is dependent upon many factors, including our performance, prospects and other factors). The history of similar reverse stock splits for companies in like circumstances is varied. The per-share market price of our Class A common stock after the reverse stock split may not exceed or remain in excess of the minimum bid price as required by Nasdaq. Furthermore, the liquidity of our Class A common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split may increase the number of our stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, the reverse stock split, if effectuated by the board of directors, may not achieve the desired results that have been outlined above.

         Because the reverse stock split, if effectuated, will apply to all issued and outstanding shares of our Class A common stock and Class B common stock and outstanding rights to purchase our Class A common stock or to convert other securities into Class A common stock, a reverse stock split will not alter the relative rights and preferences of existing stockholders. Because the number of authorized shares of our common stock would remain unchanged, the amendment will, however, effectively increase the number of shares of common stock available for future issuances by the board of directors.

Effectiveness of the Reverse Stock Split

         Commencing on the effective date of the reverse stock split, each old Class A common stock certificate and each old Class B common stock certificate will be deemed for all purposes to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split. As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of Class A common stock to be used in forwarding such holder's stock certificates for surrender and exchange for certificates evidencing the number of shares of Class A common stock such holder is entitled to receive as a consequence of the reverse stock split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each Class A common stockholder should surrender any certificate evidencing shares of Class A common stock that they owned prior to the reverse stock split in accordance with the applicable instructions. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates. No new certificates will be issued to a Class A common stockholder until such stockholder has surrendered such stockholder's outstanding certificate, together with the properly completed and executed letter of transmittal, to the exchange agent. Any old Class A common stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new Class A common stock. Stockholders who do not have stock certificates for surrender and exchange will have their accounts automatically adjusted in order to reflect the number of shares they are entitled to receive as a consequence of the reverse stock split.

         If the board decides to conduct the reverse stock split, we intend to use First Union National Bank as our exchange agent in effecting the reverse stock split. We estimate that our aggregate expenses relating to the reverse stock split will not be material.

         Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

         No certificates for fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of old Class A common stock or old Class B common stock not evenly divisible by a number from two to ten, depending on the reverse stock split ratio selected by the board, will have their fractional shares, if any, rounded up to the next highest whole number of shares of new Class A common stock.

No Dissenter's Rights

         Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Accounting Consequences

         The par value of our Class A common stock and Class B common stock would remain unchanged at $0.01 per share after the reverse stock split. Also, our total stockholders' equity would remain unchanged. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split, other than with respect to revising the historical number of shares of our common stock outstanding and per share information to reflect the effects of the reverse stock split.

Certain United States Federal Income Tax Consequences of the Reverse Stock Split

         The following is a summary of certain material United States federal income tax consequences of the reverse stock split on holders of our Class A common stock and does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the reverse stock split. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old Class A common stock was, and the new Class A common stock will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (i.e., generally, property held for investment).

         The tax treatment of a Class A common stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each Class A common stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

         No gain or loss should be recognized by a stockholder upon such stockholder's exchange of old Class A common stock for new Class A common stock pursuant to the reverse stock split. The aggregate tax basis of the new Class A common stock received in the reverse stock split (including any fraction of a share of new Class A common stock issued to result in each holder's having a whole number of shares, as described above) will be the same as the stockholder's aggregate tax basis in the old Class A common stock exchanged in the reverse stock split, and the holding periods for the old Class A common stock will carry over to the new Class A common stock.

         OUR BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE PROPOSAL TO AUTHORIZE THE BOARD TO AMEND OUR EXISTING AMENDED AND RESTATED

        CERTIFICATE OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT
     AT A RATIO OF NOT LESS THAN ONE-FOR-TWO AND NOT MORE THAN ONE-FOR-TEN,
          AT ANY TIME PRIOR TO OUR NEXT ANNUAL MEETING OF STOCKHOLDERS,
            UPON THE DETERMINATION BY THE BOARD OF DIRECTORS THAT THE
        REVERSE STOCK SPLIT AND REVERSE STOCK SPLIT RATIO WOULD BE IN OUR
           BEST INTERESTS AND THE BEST INTERESTS OF OUR STOCKHOLDERS.

                          PROPOSAL 3. AMENDMENT TO THE
                  PEGASUS COMMUNICATIONS 1996 STOCK OPTION PLAN

         The Pegasus Communications Stock Option Plan was adopted in September 1996 to further our growth and success by providing an incentive to eligible employees and directors which increases their direct involvement in our future success. Because only approximately 400,000 shares remain available of the 6.0 million shares authorized for issuance under the Stock Option Plan, our board of directors believes that it necessary to increase the number of shares available for issuance in order to provide for future grants under the plan. At the Meeting, you will be asked to approve increases in the aggregate and per employee limits on the number of shares of our Class A common stock available for granting options under the Stock Option Plan. In February 2002, our board of directors approved the following increases, although they will not be implemented until stockholder approval is obtained: (1) an increase in the maximum number of shares of our Class A common stock that may be granted under the Plan to 10,000,000, and (2) an increase in the maximum number of shares of our Class A common stock that may be issued under options granted to any employee to 2,000,000. The Stock Option Plan, as amended to reflect these increases and all prior amendments, is attached as an Appendix B to this proxy statement. The following description of the Stock Option Plan (as amended) is intended merely as a summary of its principal features and is qualified in its entirety by reference to the terms of the Stock Option Plan itself.

Summary of the Stock Option Plan

         Administration. With respect to directors and executive officers, the Stock Option Plan is administered by a committee of not fewer than two of our non-employee directors or our entire board of directors. With respect to employees who are not executive officers, the Plan is administered by a management committee that is appointed by the board.

         Eligibility and Types of Options. There are three types of options granted under the Stock Option Plan: (1) discretionary options which are granted to employees and non-employee directors, in the discretion of the Stock Option Plan administrator, (2) formula options granted to employees when they are hired, and (3) director options that are granted to a non-employee director who elects to receive an option in lieu of his or her annual retainer fees. Options granted to employees may be nonqualified stock options ("NQSOs") or options qualifying as incentive stock options ("ISOs"), but no employee may be granted options covering more than 1,000,000 shares of our Class A common stock under the plan. Our directors who are not employees are eligible to receive NQSOs under the Stock Option Plan. Currently, seven executive officers, six non-employee directors and approximately 1,461 employees are eligible to receive options under the Stock Option Plan.

         Terms and Conditions of Options. For discretionary options, the Stock Option Plan administrator determines who will receive an option and the number of shares subject to the option. For an option granted to a director in lieu of retainer fees, the number of shares subject to the option is based on a valuation formula established by the Stock Option Plan administrator which takes into account the fee otherwise payable in cash, the closing price of our stock and the terms of the option.

         For discretionary options and director options (in lieu of retainer fees), the Stock Option Plan administrator determines:

         o the exercise price (which may not be less than the closing price of our Class A common stock on the day before the date of grant),

         o  the term of the option (which may not be more than 10 years),

         o  the date(s) on which the option becomes exercisable,

         o whether an NQSO is transferable to limited transferees (such as family members), and

         o the methods by which the exercise price and/or tax withholding obligations may be paid (including cash payment, surrendering previously acquired shares of our Class A common stock, and broker-financed transactions).

         The Stock Option Plan administrator may also provide that the term of such an option will be shorter than it otherwise would have been if an optionee terminates employment or ceases to be a member of our board of directors (for any reason, including death or disability). However, an ISO will expire no later than (1) three months after termination of employment for a reason other than death or disability, or (2) one year after termination of employment on account of disability. Also, no option may be exercised more than three years after an optionee's death.

         On the date an employee (other than an executive officer) is first hired, he or she is granted a formula option which is intended to be an ISO. The number of shares subject to the option depends on whether the employee is a full-time employee (100 shares) or a part-time employee (50 shares). The exercise price will generally equal the closing price of our Class A common stock on the day before the date of grant and the term of the formula option will be 10 years. Formula options become fully exercisable on the anniversary of the date of grant, death or disability, if the optionee is employed by us on the applicable date. Formula options will not remain exercisable for more than (1) three months after termination from employment for a reason other than death or disability, or (2) one year after termination of employment on account of death or disability.

         The Stock Option Plan administrator has the discretion to accelerate the exercisability of any outstanding option. In addition, all outstanding options automatically become exercisable upon a Change of Control (as defined in the Stock Option Plan).

         Share Adjustments. In the event of a stock dividend, a stock split, a share combination, or a similar change in our capitalization, the Stock Option Plan administrator has the discretion to adjust (1) the total number of shares available under the Stock Option Plan, (2) the limit on shares that may be subject to options granted to any employee, (3) the number of shares subject to formula awards, and (4) the number of shares issuable upon the exercise of outstanding options under the plan (and the exercise price per share of those options). The adjustments will be made only as necessary to maintain the proportionate interests of plan participants and to preserve (but not exceed) the value of their awards.

         Duration and Amendment of Stock Option Plan. The Stock Option Plan will terminate in September 2006. Prior to that date, our board of directors may suspend or terminate the Stock Option Plan, and our board of directors or a committee of the board of directors may amend the Stock Option Plan, subject to stockholder approval under certain circumstances. Examples of amendments which require stockholder approval include an amendment increasing the number of shares which may be subject to options, an amendment increasing the limit on shares subject to options granted to employees, and an amendment increasing the duration of the Stock Option Plan with respect to ISOs. The Stock Option Plan administrator may amend outstanding options at any time, except that an optionee must approve any suspension, discontinuance or amendment, if such action would materially impair his or her rights under any option previously granted to him or her.

         Market Value. As of April 12, 2002, the closing sale price of our Class A common stock on the Nasdaq National Market was $2.45.

         Federal Income Tax Treatment of Options.

         ISOs. If the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") are met, an optionee recognizes no income upon the grant or exercise of an ISO (unless the alternative minimum tax rules apply), and we are not entitled to a deduction.

         NQSOs. An optionee recognizes no income at the time an NQSO is granted. Upon exercise of the NQSO, the optionee recognizes ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of our Class A common stock over the exercise price. Section 162(m) of the Code disallows a deduction by us for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. We have taken steps so that compensation attributable to options granted to executive officers under the Stock Option Plan or the Restricted Stock Plan will qualify as performance based compensation and should not be subject to the $1.0 million deduction limit.

         Option Grants. As of December 31, 2001, the following options have been granted under the Stock Option Plan:

                                                                                       Number
                                                                                         of
Name and Position(1)                                                                  Units(2)
--------------------                                                                  --------
Marshall W. Pagon, Chairman and Chief Executive Officer(3)..........................  1,115,000
Ted S. Lodge, President, Chief Operating Officer, Counsel and Director(3)...........    565,000
Howard E. Verlin, Executive Vice President..........................................    495,000
Kasin Smith, former Chief Financial Officer.........................................    270,200
Scott A. Blank, Senior Vice President, General Counsel and Secretary................    135,200
Robert F. Benbow, Director (3)......................................................     30,492
Harry F. Hopper III, Director (3)...................................................     50,832
James J. McEntee, III, Director (3).................................................     70,759
Mary C. Metzger, Director (3).......................................................     70,492
William P. Phoenix, Director (3)....................................................     50,759
Robert N. Verdecchio, Director (3)..................................................    413,149
Executive Officers Group, ..........................................................  2,580,500
Associates of Directors, Executive Officers or Nominees ............................          0
Non-Executive Directors Group.......................................................    686,483
Non-Executive Officer Employee Group................................................  3,754,481

     ---------------
(1) No other person received or is to receive five percent of the options granted under the Stock Option Plan.

(2)  Reflects the number of shares issuable upon exercise of the option grants.

(3)  Each of these individuals is a nominee for election as a director in 2002.

         Registration Statement on Form S-8. The 6,000,000 shares of our Class A common stock that may be currently issued under the Stock Option Plan have been registered for sale under the Securities Act, pursuant to a registration statement on Form S-8. If the proposal to increase the number of shares covered by the Stock Option Plan is approved, we intend to file with the SEC a registration statement on Form S-8 to register the additional 4,000,000 shares of new Class A common stock that may be issued pursuant to the Stock Option Plan.

       OUR BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE
      PEGASUS COMMUNICATIONS 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER
       OF SHARES OF CLASS A COMMON STOCK THAT MAY BE ISSUED TO 10,000,000
      AND TO INCREASE THE MAXIMUM NUMBER OF SHARES OF CLASS A COMMON STOCK
            THAT MAY BE ISSUED UNDER OPTIONS GRANTED TO ANY EMPLOYEE
                              TO 2,000,000 SHARES.

                          PROPOSAL 4. AMENDMENT TO THE
                  PEGASUS COMMUNICATIONS RESTRICTED STOCK PLAN

         At the Meeting, you will be asked to approve an increase in the number of shares of our Class A common stock available for granting awards under the Restricted Stock Plan. In February 2002, our board of directors approved the increase to 2,000,000 shares, although it will not be implemented until stockholder approval is obtained. The Restricted Stock Plan, as amended to reflect the increase and all prior amendments, is attached as Appendix C to this proxy statement. The following description of the Restricted Stock Plan (as amended) is intended merely as a summary of its principal features and is qualified in its entirety by reference to the terms of the Restricted Stock Plan itself.

Summary of the Restricted Stock Plan

         Awards. The Restricted Stock Plan provides for two types of restricted stock awards that are made in the form of our Class A common stock: (1) special recognition awards for consistency (team award), initiative (a team or individual award), problem solving (a team or individual award) and individual excellence, and (2) discretionary restricted stock awards. Two other types of awards are no longer available under the Restricted Stock Plan - excess awards (eliminated for calendar years beginning on or after January 1, 2000) and profit sharing awards (eliminated for calendar years beginning on or after January 1, 2001).

         Special recognition awards are made in proportion to annual increases in Location Cash Flow. For this purpose, Location Cash Flow is automatically adjusted for acquisitions such that, for the purpose of calculating the annual increase in Location Cash Flow, the Location Cash Flow of the acquired properties is included as if it had been a part of our financial results for the comparable period of the prior year.

         Administration. Awards made to executive officers under the Restricted Stock Plan are determined by a committee of not fewer than two of our non-employee directors or our entire board of directors. Awards made to employees who are not executive officers are determined by a management committee appointed by the board.

         Eligibility. All of our approximately 1,468 employees are eligible to receive discretionary awards and special recognition awards under the Restricted Stock Plan. An employee may elect to receive all or any portion of a discretionary award in the form of an option to purchase our Class A common stock (and such options are generally granted as incentive stock options). No employee, however, may elect to receive options under the Restricted Stock Plan for more than 50,000 shares in any calendar year. An executive officer may also elect to have any discretionary award paid in cash (except that the amount of cash may not exceed one-third of the executive officer's base salary).

         Vesting. Special recognition awards and cash payments of discretionary awards are fully vested on the date they are granted. Discretionary awards of restricted stock (or options granted in lieu thereof) vest on the following schedule: 34% after two years of service with us, 67% after three years of service, and 100% after four years of service. A grantee also becomes fully vested in his outstanding restricted stock award(s) (or options) upon death or disability. If a grantee's employment terminates for a reason other than death or disability before completing four years of service, his unvested restricted stock award(s) (or options) will be forfeited. Prior to becoming vested, the grantee will, however, be entitled to vote the restricted stock and receive any dividends of record. The Restricted Stock Plan administrator may accelerate the vesting of discretionary awards.

         Terms and Conditions of Options. Options granted under the Restricted Stock Plan in lieu of restricted stock awards:

         o have an exercise price equal to the fair market value of our Class A common stock (which is equal to the closing price of our Class A common stock on the day before the date of grant),

         o  have an option term of not more than 10 years, and

         o generally are not exercisable more than three months following termination of employment (for a reason other than death or disability) or more than one year following termination due to death or disability.

         The exercise price of the options may be paid in cash, by the delivery of other shares of our Class A common stock previously acquired by the optionee, or by effecting a broker-financed transaction whereby a portion of the option shares are sold on the open market to raise the money needed to pay the exercise price.

         Share Adjustments. In the event of a stock dividend, a stock split, a share combination, or a similar change in our capitalization, the total number of shares available under the Restricted Stock Plan and the number of shares that may be issued when restricted stock awards vest will be adjusted. Also, the Restricted Stock Plan administrator has the discretion to adjust the calendar year share limit that applies to options granted to employees under the Restricted Stock Plan and the number of shares issuable upon the exercise of outstanding options under the plan (and the price per share of those options) to reflect any change in our capitalization. The adjustments will generally be made only as necessary to maintain the proportionate interests of plan participants and to preserve (but not exceed) the value of their awards.

         Duration and Amendment of Restricted Stock Plan. The Restricted Stock Plan became effective in September 1996, and will terminate in September 2006. Prior to that date, our board of directors may suspend or terminate the Restricted Stock Plan. Our board of directors or a committee of our board of directors may amend the Restricted Stock Plan, subject to stockholder approval under certain circumstances, including increases in the number of shares authorized under the Restricted Stock Plan. Outstanding awards under the Restricted Stock Plan may be amended by the Restricted Stock Plan administrator at any time. A grantee must approve any suspension, discontinuance or amendment, if such action would materially impair the grantee's rights under any restricted stock award previously granted to him or her.

         Market Value. As of April 12, 2002, the closing sale price of our Class A common stock on the Nasdaq National Market was $2.45.

         Federal Income Tax Treatment of Options. For a summary of the federal income tax treatment applicable to options granted under the Restricted Stock Plan, please see the "Federal Income Tax Treatment of Options" section which appears under Proposal 3 of this proxy statement.

         Option Grants under the Restricted Stock Plan. As of December 31, 2001, the following options have been granted under the Restricted Stock Plan:

                                                                                          Number
                                                                                            of
Name and Position(1)                                                                     Units(2)
--------------------                                                                     --------
Marshall W. Pagon, Chairman and Chief Executive Officer(3)............................    6,822(4)
Ted S. Lodge, President, Chief Operating Officer, Counsel and Director(3).............        0(4)
Howard E. Verlin, Executive Vice President............................................    1,639
Kasin Smith, former Chief Financial Officer...........................................    1,142
Scott A. Blank, Senior Vice President, General Counsel and Secretary..................        0
Robert F. Benbow, Director (3)........................................................      N/A(4)
Harry F. Hopper III, Director (3).....................................................      N/A(4)
James J. McEntee, III, Director (3)...................................................      N/A(4)
Mary C. Metzger, Director (3).........................................................      N/A(4)
William P. Phoenix, Director (3)......................................................      N/A(4)
Robert N. Verdecchio, Director (3)....................................................        0(5)
Executive Officers Group .............................................................    8,461
Associates of Directors, Executive Officers or Nominees ..............................        0
Non-Executive Directors Group.........................................................        0(4)
Non-Executive Officer Employee Group..................................................   74,152

     ---------------
(1) No other person received or is to receive five percent of the options granted under the Restricted Stock Plan.

(2)  Reflects the number of shares issuable upon exercise of the option grants.

(3)  Each of these individuals is a nominee for election as a director in 2002.

(4) Directors are not eligible to receive awards under the Restricted Stock Plan, but may receive options granted under the Restricted Stock Plan in their capacities as employees.

(5) Mr. Verdecchio is a former executive officer and is no longer eligible to receive options under the Restricted Stock Plan in his capacity as a director.

         Registration Statement on Form S-8. The 1,500,000 shares of our Class A common stock that may be currently granted under the Restricted Stock Plan have been registered for sale under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8. If the proposal to increase the number of shares covered by the Restricted Stock Plan is approved, we intend to file with the SEC a registration statement on Form S-8 to register the additional 500,000 shares of our Class A common stock that may be granted pursuant to the Restricted Stock Plan.

         OUR BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT TO
       THE PEGASUS COMMUNICATIONS RESTRICTED STOCK PLAN, TO INCREASE THE
                  NUMBER OF SHARES OF CLASS A COMMON STOCK THAT
                       MAY BE ISSUED TO 2,000,000 SHARES.

       PROPOSAL 5. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The firm of PricewaterhouseCoopers LLP has served as our independent accountants since our initial public offering and has been selected by the board of directors to serve in the same capacity for 2002. The stockholders will be asked to ratify this appointment at the Meeting. The ratification of independent accountants by the stockholders is not required by law or our by-laws. We have submitted this matter to the stockholders because we believe it to be good practice to do so. The affirmative vote of holders of outstanding shares of Class A common stock and Class B common stock with a majority of the votes present, in person or by proxy, at the Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP. If a majority of the votes cast on this matter are not cast in favor of the ratification of PricewaterhouseCoopers LLP, we will appoint other independent accountants as soon as practicable and before the close of 2002.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she so desires.

           THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION
                OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
                    AS OUR INDEPENDENT ACCOUNTANTS FOR 2002.

                            PROPOSAL 6. OTHER MATTERS

         The board of directors knows of no matters to be presented for action at the Meeting other than those set forth in the attached notice and customary procedural matters. However, if any other matters should properly come before the Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Securities and Exchange Commission and Delaware corporate law, in accordance with the judgment of the persons voting such proxies.

                             ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons beneficially owning more than ten percent of a registered class of our equity securities (collectively, the "Covered Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of such reports.

         Based on our review of the copies of these reports received by us, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made by the Covered Persons for 2001 were made on a timely basis.

Executive Compensation

         The following table sets forth certain information for our last three fiscal years concerning the compensation paid to the Chief Executive Officer and to each of our four most highly compensated officers. The most highly compensated officers are those whose total annual salary and bonus for the fiscal year ended December 31, 2001, exceeded $100,000.


                           Summary Compensation Table

                                                                                                 Long-Term
                                              Annual Compensation                           Compensation Awards
                        ---------------------------------------------------------------   -----------------------
                                                                                          Restricted   Securities
                        Principal                                           Other  Annual    Stock      Underlying       All Other
       Name              Position      Year       Salary      Bonus(1)     Compensation    Award(5)    Options(6)    Compensation(8)
       ----              --------      ----       ------      --------     ------------    --------    ----------    ---------------

Marshall W. Pagon....  Chairman and    2001     $428,846      $174,997      $59,245(4)       --         245,000        $427,305(9)
                       Chief           2000     $330,769          --        $40,150(4)       --         156,822(7)     $260,000(9)
                       Executive       1999     $274,743      $124,978          --           --         380,000        $256,368(9)
                       Officer

Ted S. Lodge.........  President,      2001     $256,538      $112,492(2)       --           --         120,000        $  3,900
                       Chief           2000     $207,404      $ 86,096(2)       --         $13,881       75,000        $  3,900
                       Operating       1999     $164,647      $ 71,085(2)       --         $32,983      170,000        $  3,600
                       Officer and
                       Counsel

Howard E. Verlin.....  Executive       2001     $231,538      $ 66,654(2)       --           --         71,639(7)      $ 10,500
                       Vice            2000     $185,539      $299,961(2)       --           --          75,000        $  2,100
                       President       1999     $155,974      $144,975(2)       --           --         190,000        $  1,620

Kasin Smith(3).......  Chief           2001     $216,769      $ 62,397(2)       --         $17,587      120,000        $ 10,500
                       Financial       2000     $151,674      $ 16,500(2)       --           --          51,142(7)     $ 10,090
                       Officer,        1999     $108,022          --            --           --         100,000        $  2,021
                       Treasurer and
                       Executive
                       Vice
                       President of
                       Finance and
                       Information
                       Technology

Scott A. Blank....     Senior Vice     2001     $188,077       $25,803          --         $87,459       75,000         $10,500
                       President,
                       General
                       Counsel and
                       Secretary

--------------------------

(1) Unless otherwise indicated, the included amounts represent the fair market value of shares vested at the time of award under our restricted stock plan. Subject to limitations specified in our restricted stock plan, an executive officer may elect to receive all or a portion of an award in the form of cash, stock or an option to purchase shares. The cash portion of an award is reported as a bonus to executive officers, as described in note 2 below. The portion of an award chosen to be received as stock is reported either as a bonus if unrestricted at the time of grant or, if restricted, as a restricted stock award under note 5 below. The portion of an award chosen to be received as options to purchase shares is reported under note 7 below. Generally, awards made under our restricted stock plan vest based upon years of service with us from the date of initial employment. Shares are vested 34% after two years of employment, an additional 33% after three years of employment and the remaining 33% vests upon four years of employment. As a consequence, awards made under our restricted stock plan may be either partially or fully vested on the date they are granted. All awards made to Messrs. Pagon and Verlin under our restricted stock plan in fiscal years 1999, 2000 and 2001 were fully vested on the date granted. Awards to Mr. Lodge in fiscal years 1999, 2000 and 2001 were 34%, 67% and fully vested on the date granted, respectively. In addition, Mr. Lodge received a special recognition award of 308 shares in 1999, which was fully vested upon issuance. Mr. Smith received an award in fiscal year 2001, which was 34% vested on the date granted. Mr. Blank received three awards in fiscal year 2001, two of which were 34% vested and one which had not yet vested on the date granted.

(2) Includes amounts chosen by each named executive officer to be received as cash under our restricted stock plan, as described in note 1 above. The amounts listed below reflect the cash portion of discretionary awards granted to each of the named executive officers for each of the three prior years.

                                  1999           2000           2001
                                  ----           ----           ----
                Mr. Pagon          --             --             --
                Mr. Lodge       $50,000        $58,000        $75,000
                Mr. Verlin      $45,000        $55,000        $33,333
                Mr. Smith          --          $16,500        $53,333
                Mr. Blank           *             *              --

     *Mr. Blank was named an executive officer of our company in 2001.

(3)  Mr. Smith resigned from our company on March 8, 2002.

(4) Represents the value of benefits received related to the plane available for use by us.

(5) The included amounts represent the fair market value of the restricted portion of stock awards chosen to be received under our restricted plan, as described in note 1 above. Mr. Lodge's employment with our company began on July 1, 1996. Consequently, awards of 2,838 shares and 858 shares granted to Mr. Lodge in fiscal years 1999 and 2000, respectively, were fully vested on July 1, 2000, and the award of 1,456 shares granted in fiscal year 2001 was fully vested on the date of grant. Mr. Smith's employment with our company began on September 8, 1998. Consequently, as of December 31, 2001, 693 of the 1,035 shares awarded to Mr. Smith in fiscal year 2001, or 67%, had vested. The remaining 342 restricted shares held by Mr. Smith are scheduled to vest in 2002. Mr. Blank's employment with our company began on January 18, 1999. Consequently, as of December 31, 2001, 1,721 of the 5,064 shares granted to Mr. Blank under our restricted stock plan in fiscal year 2001, or 34%, had vested. 1,670 of the remaining 3,343 restricted shares held by Mr. Blank vested on January 18, 2002 and the remaining 1,673 shares are scheduled to vest on January 18, 2003. Based upon the closing price of our Class A common stock on December 31, 2001 of $10.41 per share, the 342 restricted shares held by Mr. Smith and the 3,343 shares held by Mr. Blank had a value of $3,560 and $34,801, respectively, on December 31, 2001. Subject to limitations specified in our restricted stock plan, executive officers are entitled to receive dividends on the unvested portion of their awards, excluding any portion of their award for which they elect to receive options in lieu of stock. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Our policy is to retain cash for operations and expansion.

(6)  Adjusted to reflect stock split effective as of May 30, 2000.

(7) Includes options issued under our restricted stock plan in lieu of receiving the award in cash or stock. In fiscal year 2000, Messrs. Pagon and Smith received options under our restricted stock plan to purchase 6,822 shares and 1,142 shares, respectively. In fiscal year 2001, Mr. Verlin received options under our restricted stock plan to purchase 1,639 shares. Options granted pursuant to our restricted stock plan vest based upon years of service with us from the date of initial employment, as described in note 1 above. For information regarding the exercise price and expiration date of these options, see the table below entitled "Option Grants in 2001."

(8) Unless otherwise indicated, the amounts listed represent our contributions under its U.S. 401(k) plan.

(9) Of the amounts listed for Mr. Pagon in each of the fiscal years 1999, 2000 and 2001, $250,000, $250,000 and $416,805, respectively, represent the full-dollar value to Mr. Pagon of premiums paid by us in connection with the split dollar agreements entered into by us with the trustees of insurance trusts established by Mr. Pagon. The split dollar agreements provide that we will be repaid all amounts we expend for such premiums, either from the cash surrender value or the proceeds of the insurance policies. See ADDITIONAL INFORMATION--Certain Relationships and Related Transactions --Split Dollar Agreements.

                              Option Grants in 2001

         We granted options to employees to purchase a total of 1,709,064 shares during 2001 of which 1,702,185 shares were granted under our stock option plan and 6,879 were granted under our restricted stock plan. The amounts set forth below in the columns entitled "5%" and "10%" represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.

                                                                                   Potential Realizable Value
                                                                                   at Assumed Annual Rates of
                                                                                    Stock Price Appreciation
                                          Individual Grants                             for Option Term
                        -------------------------------------------------------    --------------------------
                        Number of       % of Total
                        Securities        Options
                        Underlying      Granted to      Exercise
                         Options       Employees in      Price       Expiration
       Name             Granted(1)      Fiscal Year    Per Share        Date           5%             10%
       ----             ----------      -----------    ---------        ----           --             ---

Marshall W. Pagon........245,000           14.3%        $ 5.40        9/20/2011     $832,028     $2,108,521

Ted S. Lodge.............120,000            7.0%        $ 5.40        9/20/2011     $407,524     $1,032,745

Howard E. Verlin......... 70,000            4.1%        $ 5.40        9/20/2011     $237,722     $  602,435
                           1,639(2)         .01%        $25.75        1/01/2006     $ 26,542     $   67,263

Kasin Smith .............120,000            7.0%        $ 5.40        9/20/2011     $407,524     $1,032,745

Scott A. Blank..........  75,000            4.4%        $ 5.40        9/20/2011     $254,702     $  645,466

--------------------------

(1) Unless otherwise indicated, the included amounts represent the number of options issued on September 20, 2001 under our stock option plan. Options granted to executive officers under our stock option plan become exercisable as determined by a stock option plan committee organized pursuant to the plan. The options issued as part of the September 20, 2001 grant vest based upon years of service with us from the date of initial employment. Options issued are vested 34% after two years of employment, an additional 33% after three years of employment and the remaining 33% vests upon four years of employment. As a consequence, options issued to Messrs. Pagon, Lodge and Verlin were fully vested on the date of grant; options issued to Mr. Smith were 67% vested on the date of grant and options issued to Mr. Blank were 34% vested on the date granted.

(2) Represents options issued under our restricted stock plan in lieu of receiving the award in either cash or stock, as described in note 1 of the table above entitled "Summary Compensation Table." Options granted pursuant to our restricted stock plan vest based upon years of service with us from the date of initial employment in a manner identical to that described in note 1 above. Mr. Verlin's employment with us began on January 1, 1987, consequently, all options granted to Mr. Verlin under our restricted stock plan were fully vested and exercisable on the date of grant.

         The table below shows aggregated stock option exercises by the named executive officers in 2001 and 2001 year end values. In-the-money options, which are listed in the last two columns, are those in which the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of our Class A common stock on December 31, 2001, was $10.41 per share.

       Aggregate Option Exercises in 2001 and 2001 Year-End Option Values

                                                      Number of Securities         Value of the Unexercised
                                                     Underlying Unexercised        In-the-Money Options at
                                                   Options at Fiscal Year End          Fiscal Year End
                     ---------------------------------------------------------   ----------------------------
                        Shares
                     Acquired on       Value
       Name            Exercise      Realized      Exercisable   Unexercisable   Exercisable    Unexercisable
       ----            --------      --------      -----------   -------------   -----------    -------------

Marshall W. Pagon........ 0             --          924,489        197,333       $1,895,210        $166,940
Ted S. Lodge............. 0             --          481,053         82,491       $  958,255        $ 35,745
Howard E. Verlin......... 0             --          369,666         90,613       $  707,755        $ 35,745
Kasin Smith ............. 0             --          164,865        106,477       $  402,804        $198,396
Scott A. Blank........... 0             --           46,100         89,100       $  127,755        $247,995

Compensation Committee Interlocks and Insider Participation

         During 2001, the compensation committee of the board of directors generally made decisions concerning executive compensation of executive officers. The compensation committee consisted of James J. McEntee, III, Harry
F. Hopper III, and Robert F. Benbow. Mr. Benbow is associated with affiliates of Alta Communications that were formerly stockholders of Golden Sky. See ADDITIONAL INFORMATION--Certain Relationships and Related Transactions--Voting Agreement.

Compensation Committee Report on Executive Compensation

Introduction

         Pursuant to rules established by the Securities and Exchange Commission, we are required to provide certain information with respect to compensation provided to our Chief Executive Officer and our other executive officers. In fulfillment of this requirement, the compensation committee of the board of directors has prepared the following report addressing our executive compensation policies for the fiscal year ended December 31, 2001, for inclusion in this proxy statement.

         The compensation committee reviews and recommends to or has the authority of the board of directors to establish salaries and adopt, extend or amend compensation plans in which officers or directors may participate. The compensation committee of our board of directors consists entirely of non-employee directors, and the voting agreement described elsewhere in this proxy statement, provides that the compensation committee consist of one independent director (within the meaning of the voting agreement) and one director to be designated by affiliates of Alta Communications. Messrs. Benbow, Hopper and McEntee (serving as Chairman) are the current members of the compensation committee. The compensation committee met twice in 2001. Mr. Benbow, however, abstained from voting on matters relating to compensation plan awards to officers or directors because he did not meet all of the "non-employee director" criteria set forth in rules promulgated under the Securities Exchange Act of 1934.

Compensation Policies

         Pegasus seeks to achieve the following goals with its executive compensation programs: attract and retain employees and motivate them to exercise their best efforts on behalf of Pegasus by recognizing performance through base salary and annual cash incentives under the Executive Incentive Plan, and to promote growth in stockholder value by providing employees restricted stock awards under the Restricted Stock Plan and grants of options to purchase Class A common stock of Pegasus under the Stock Option Plan. The compensation committee considers a number of factors when making specific executive compensation recommendations, including Pegasus' performance and the contribution of executive officers to Pegasus' performance.

Base Compensation

         Pegasus' executive compensation philosophy has always placed a high degree of emphasis on incentive compensation in the form of equity-based plans. As a result, in the opinion of the compensation committee, based upon information available to the committee on competitive salaries, the base compensation paid to Pegasus' executive officers in 2001 fell at the lower end of the range of salaries for similar positions in comparable media and communications companies.

Executive Incentive Plan

         The Executive Incentive Plan was established in fiscal 2001 and participation in the Executive Incentive Plan is limited to those executives and key employees who, in the judgment of the compensation committee are in a position to contribute materially to the success of Pegasus and its subsidiaries. The annual cash awards under the Executive Incentive Plan are based upon the extent to which performance goals established by the compensation committee for a designated performance period are satisfied. The Executive Incentive Plan is designed as a "pay for performance" incentive plan intended to encourage senior management to strive for operational excellence and to increase stockholder value through attainment of specified performance targets. No awards were granted to executive officers under the Executive Incentive Plan in 2001.

Equity Incentive Plans

         Pegasus provides equity incentive compensation to its executive officers and employees primarily through its Restricted Stock Plan and Stock Option Plan.

         Restricted Stock Plan. During 2001, the Restricted Stock Plan provided for two types of restricted stock awards that are made in the form of the Pegasus' Class A common stock: (1) special recognition awards for consistency (team award), initiative (a team or individual award), problem solving (a team or individual award) and individual excellence and (2) discretionary restricted stock awards. An employee may elect to receive all or any portion of a discretionary award in the form of an option to purchase Pegasus' Class A common stock (and such options are generally granted as incentive stock options). An executive officer may also elect to have any discretionary award paid in cash, provided that the cash may not exceed one-third of the executive officer's base salary. Awards made to executive officers under the Restricted Stock Plan are determined by a committee of not fewer than two non-employee directors of Pegasus or the entire board of directors of Pegasus. Awards made to employees who are not executive officers are determined by a management committee authorized by the board. During 2001, special recognition awards under this plan were in proportion to annual increases in Pegasus' or a business unit's location cash flow. In 2001, Pegasus issued 72,818 shares of its Class A common stock and options to purchase 6,879 shares of its Class A common stock under the Restricted Stock Plan. Pegasus has made and intends to make additional grants to employees under the Restricted Stock Plan.

         Stock Option Plan. Employees are eligible to receive incentive stock options and nonqualified stock options under the Stock Option Plan subject to certain limits. Non-employee directors are eligible to receive nonqualified stock options under the Stock Option Plan. Currently seven executive officers and six non-employee directors are eligible to receive options under the Stock Option Plan. Among the options to purchase 1,702,185 shares of Class A common stock granted under the Plan in 2001, options to purchase an aggregate of 885,000 shares of Class A common stock were granted to executive officers and directors and options to purchase an aggregate of 817,185 shares of Class A common stock were granted to all other employees. Pegasus intends to make future grants under the Stock Option Plan to a broad-based group of employees, including executive officers, senior managers, directors and other key employees.

         Section 162(m) of the Internal Revenue Code disallows a deduction by Pegasus for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Pegasus has taken steps so that compensation attributable to options granted to executive officers under the Restricted Stock Plan and the Stock Option Plan will qualify as performance based compensation and should not be subject to the $1.0 million deduction limit. If awards are made to executive officers under the Executive Incentive Plan, Pegasus will take steps so that such awards will qualify as performance based compensation and should not be subject to the $1.0 million deduction limit.

Chief Executive Officer Compensation

         The compensation committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other executive officers. The salary received by the Chief Executive Officer in 2001 was based on the compensation policies discussed above.

                                             The Compensation Committee
                                             James J. McEntee, III (Chairman)
                                             Robert F. Benbow
                                             Harry F. Hopper III

Performance Graph

         The graph set forth below compares the cumulative total return to holders of our Class A common stock with the cumulative total return of the Nasdaq Stock Market-U.S. Index and the cumulative total return to holders of common stock (unless otherwise noted) of the peer group that we have constructed, for the period beginning December 31, 1996 through December 31, 2001. The peer group is composed of Adelphia Communications Corporation (Class A common stock), Comcast Corporation (Class A common stock), EchoStar Communications Corporation (Class A common stock), Gilat Satellite Networks Ltd., Globalstar Telecommunications Limited, Hughes Electronics Corporation, a wholly-owned subsidiary of General Motors Corporation (Class H Common Stock), Liberty Media Group, a wholly-owned subsidiary of AT&T Corp. (Class A Common Tracking Stock), News Corporation Limited, Sirius Satellite Radio, Inc. and XM Satellite Radio Holdings Inc. (Class A common stock). The graph assumes that the value of the investment in the relevant stock or index was $100 at December 31, 1996, and that all dividends were reinvested. Total returns are calculated based on a fiscal year ending December 31. The closing market price of our Class A common stock on December 31, 2001 was $10.41.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                   AMONG PEGASUS COMMUNICATIONS CORPORATION,
              THE NASDAQ STOCK MARKET (U.S.) INDEX AND PEER GROUP


                                [GRAPH OMITTED]

                                                       Cumulative Total Return
                                        --------------------------------------------------------
                                         12/96    12/97     12/98     12/99     12/00     12/01
                                        ------    ------    ------    ------    ------    -----
PEGASUS COMMUNICATIONS CORPORATION      100.00    150.91    182.27    710.91    374.55    151.42
NASDAQ STOCK MARKET (U.S.)              100.00    122.48    172.68    320.89    193.01    153.01
PEER GROUP                              100.00    115.71    158.70    281.24    191.26    176.01

Principal Stockholders

         The following table sets forth information as of March 15, 2002 (unless otherwise indicated in the notes below) regarding the beneficial ownership of our Class A common stock and Class B common stock by (a) each stockholder known to us to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than 5% of our Class A common stock and Class B common stock, based upon our records or the records of the Securities and Exchange Commission, (b) each director of our company, (c) each of the named executive officers and (d) the directors and executive officers as a group. Each share of our Class B common stock is currently convertible at the discretion of the holders into an equal number of shares of our Class A common stock. Each of the stockholders named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated.

                                                         Pegasus Communications         Pegasus Communications
            Name and address of                           Class A Common Stock            Class B Common Stock          Voting
              Beneficial Owner                             Beneficially Owned              Beneficially Owned            Power
              ----------------                             ------------------              ------------------            -----
                                                            Shares            %           Shares            %              %
                                                            ------            -           ------            -              -
Marshall W. Pagon(1) (2)....................           13,565,703(3)(4)       22.3      9,163,800(4)       100           67.0
Ted S. Lodge................................              652,814(5)           1.3               -           -              *
Howard E. Verlin............................              464,129(6)             *               -           -              *
Kasin Smith ................................              205,277(7)             *               -           -              *
Scott A. Blank..............................              536,953(8)           1.1               -           -              *
Robert F. Benbow............................           13,577,995(4)(9)       22.3      9,163,800(4)       100           67.0
Harry F. Hopper III.........................              422,828(10)            *               -           -              *
James J. McEntee, III.......................              114,135(11)            *               -           -              *
Mary C. Metzger.............................            2,476,492(12)          4.6               -           -            1.7
William P. Phoenix..........................               39,159(13)            *               -           -              *
Robert N. Verdecchio........................              305,250(14)            *               -           -              *
Alta Communications VI, L.P. and related
  entities (15).............................           13,565,703(4)          22.3      9,163,800(4)       100           67.0
FMR Corp. (16)..............................            5,547,729             10.9               -           -            3.9
John Hancock Financial Services, Inc.  and
  related entities (17).....................            5,230,350             10.3               -           -            3.7
T. Rowe Price Associates, Inc. and related
  entities (18).............................            3,411,342              6.6               -           -            2.4
Wellington Management Company,
  LLP (19)..................................            5,821,960             11.5               -           -            4.1
Directors and executive officers as a group
  (20) (consists of 14 persons).............           18,872,773             29.2      9,163,800(4)       100           68.9

-------------------
* Represents less than 1% of the outstanding shares of Class A common stock or less than 1% of the voting power, as applicable.

(1) The address of this person is c/o Pegasus Communications Management Company, 225 City Line Avenue, Suite 200, Bala Cynwyd, Pennsylvania 19004.

(2) Pegasus Capital, L.P. holds 2,488,138 shares of Class B common stock. Mr. Pagon is the sole shareholder of the general partner of Pegasus Capital, L.P. and is deemed to be the beneficial owner of these shares. All of the 6,675,662 remaining shares of Class B common stock are owned by Pegasus Communications Holdings, Inc. and two of its subsidiaries. All the capital stock of Pegasus Communications Holdings, Inc. is held by Pegasus Communications Limited Partnership. Mr. Pagon controls Pegasus Communications Limited Partnership by reason of his ownership of all the outstanding voting stock of the sole general partner of a limited partnership that is, in turn, the sole general partner in Pegasus Communications Limited Partnership. Therefore, apart from the voting agreement described in note 4 below, Mr. Pagon is the beneficial owner of 100% of Class B common stock with sole voting and investment power over all such shares.

(3) Includes 355,000 shares of Class A common stock owned directly by Pegasus PCS Partners, L.P. Mr. Pagon, Pegasus Capital, Ltd., Pegasus Capital L.P., Pegasus Communications Portfolio Holdings, Inc. and Pegasus PCS, Inc. are deemed to be beneficial owners of the shares. Mr. Pagon is the sole shareholder of the general partner of Pegasus Capital, L.P., which is the sole shareholder of Pegasus Communications Portfolio Holdings, Inc., the sole shareholder of Pegasus PCS, Inc., the general partner of Pegasus PCS Partners, L.P. Mr. Pagon and each of the entities named as beneficial owners of the 355,000 shares of Class A common stock disclaim beneficial ownership with respect to such shares, except to their respective pecuniary interests therein. Also includes the 9,163,800 shares of Class B common stock described in note 2 above which are convertible into shares of Class A common stock on a one for one basis, 958,489 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options and 38,522 shares of Class A common stock which Mr. Pagon holds directly.

(4) As a consequence of being parties to the voting agreement (described elsewhere herein), each of these parties is deemed to have shared voting power over certain shares beneficially owned by them in the aggregate for the purposes specified in the voting agreement. Therefore, the parties to the voting agreement will each be deemed to be the beneficial owner with respect to 9,163,800 shares of Class A common stock issuable upon conversion of all of the outstanding shares of Class B common stock beneficially owned by Mr. Pagon as described in note 2 above, the 1,352,011 additional shares of Class A common stock beneficially owned by Mr. Pagon as described in note 3 above and 3,049,892 shares of Class A common stock held in the aggregate by Alta Communications VI, L.P., Alta Subordinated Debt Partners III, L.P. and Alta-Comm S By S LLC as described in note 15 below.

(5) This includes 3,000 shares of Class A common stock owned by Mr. Lodge's wife, of which Mr. Lodge disclaims beneficial ownership, and 488,333 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options.

(6) This includes 376,946 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options.

(7) This includes 204,465 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options.

(8) This includes 453,411 shares of Class A common stock held in our 401(k) plans over which Mr. Blank and one other executive officer share voting power in their capacities as co-trustees and 77,250 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options.

(9) The information for Mr. Benbow includes 12,292 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options and all shares of Class A common stock held by Alta Communications VI, L.P., Alta Subordinated Debt Partners III, L.P. and Alta-Comm. S By S LLC as described below in note 15. Mr. Benbow is a general partner of Alta Communications VI, L.P. and Alta Subordinated Debt Partners III, L.P. Alta-Comm. S By S LLC is required to invest in the same securities as Alta Communications VI, L.P. Mr. Benbow disclaims beneficial ownership of all shares held directly by those entities, except for his pecuniary interest therein. The address of this person is 200 Clarendon Street, Floor 51, Boston, Massachusetts 02116.

(10) This includes 45,832 shares of Class A common stock issuable upon the exercise of the vested portion of outstanding stock options, and 9,500 shares held by the Hopper Family Foundation, of which Mr. Hopper is a trustee and officer.

(11) This includes 65,759 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options and 2,000 shares held beneficially by Mr. McEntee's wife, of which Mr. McEntee disclaims beneficial ownership.

(12) This includes 400,000 shares of Class A common stock held by Personalized Media & Communications, L.L.C. of which Ms. Metzger is Chairman and warrants for 2,000,000 shares of Class A common stock exercisable by Personalized Media Communications, L.L.C. Ms. Metzger disclaims beneficial ownership of all shares held directly by Personalized Media, except for her pecuniary interest therein. Also includes 59,492 shares of Class A common stock, which are issuable upon the exercise of the vested portion of outstanding stock options.

(13) This includes 39,159 shares of Class A common stock issuable upon the exercise of the vested portion of outstanding stock options.

(14) This includes 179,816 shares of Class A common stock issuable upon the exercise of the vested portion of outstanding stock options.

(15) Based on information provided pursuant to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001. This includes the following number of shares of Class A common stock held by the designated entity: Alta Communications VI, L.P. (1,878,027); Alta Subordinated Debt Partners III, L.P. (1,129,092); and Alta-Comm. S By S LLC (42,773). The address for such entities is 200 Clarendon Street, Floor 51, Boston, Massachusetts 02116.

(16) Based on information provided pursuant to an amendment to Schedule 13G filed with the Securities and Exchange Commission on July 10, 2001. The address of this entity is 82 Devonshire Street, Boston, Massachusetts 02109.

(17) Based on information provided pursuant to an amendment to Schedule 13G filed jointly by John Hancock Financial Services, Inc., its direct, wholly owned subsidiary, John Hancock Life Insurance Company, and its indirect subsidiaries, John Hancock Subsidiaries LLC, The Berkeley Financial Group, LLC and John Hancock Advisers, LLC with the Securities and Exchange Commission on February 8, 2002. John Hancock Advisers, LLC has both direct beneficial ownership of, and the sole power to vote or to direct the vote of all 5,230,350 shares. Through their parent subsidiary relationship with John Hancock Advisers, LLC, John Hancock Financial Services, Inc., John Hancock Life Insurance Company, John Hancock Subsidiaries LLC and The Berkeley Financial Group, LLC each have indirect beneficial ownership of the 5,230,350 shares. The address of John Hancock Financial Services, Inc., John Hancock Life Insurance Company and John Hancock Subsidiaries LLC is John Hancock Place, P.O. Box 111, Boston, MA 02117. The address of The Berkeley Financial Group, LLC and John Hancock Advisers, LLC is 101 Huntington Avenue, Boston, MA 02199.

(18) Based on information provided pursuant to an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001. These securities are owned by various individuals and institutional investors, including T. Rowe Price New Horizons Fund, Inc. which owns 2,500,000 shares. T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with respect to these securities, with sole voting power over 429,242 of the securities and sole dispositive power over all of the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. is 100 East Pratt St., Baltimore, Maryland 21202.

(19) Based on information provided pursuant to an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(20) This includes 2,579,918 shares of Class A common stock which are issuable upon the vested portion of outstanding stock options.

Certain Relationships and Related Transactions

Split Dollar Agreements

         In December 1996 and December 2001, we entered into a split dollar agreements with the trustees of insurance trusts established by Marshall W. Pagon. Under the split dollar agreements, we agreed to pay a portion of the premiums for certain life insurance policies covering Mr. Pagon owned by the insurance trusts. The agreements provide that we will be repaid for all amounts we expend for such premiums, either from the cash surrender value or the proceeds of the insurance policies. The full-dollar value of premiums paid by our company amounted to $250,000, $250,000 and $416,805 in each of the years of 1999, 2000 and 2001, respectively.

Relationship with W.W. Keen Butcher and Affiliated Entities

         We entered into an arrangement in 1998 with W.W. Keen Butcher, the stepfather of Marshall W. Pagon and Nicholas A. Pagon, who until March 23, 2001 was a Senior Vice President of our company, and certain entities controlled by Mr. Butcher and the owner of a minority interest in one of the entities. Under this agreement as modified in 1999, we agreed to provide and maintain collateral for up to $8.0 million in principal amount of bank loans to Mr. Butcher, his affiliated entities and the minority owner. Mr. Butcher and the minority owner must lend or contribute the proceeds of those bank loans to one or more of the entities owned by Mr. Butcher for the acquisition of television broadcast stations to be programmed by us pursuant to local marketing agreements.

         Under this arrangement, on November 10, 1998, we sold to one of the Butcher companies the FCC license for the television station then known as WOLF for $500,000 and leased certain related assets to the Butcher company, including leases and subleases for studio, office, tower and transmitter space and equipment, for ongoing rental payments of approximately $18,000 per year plus operating expenses. WOLF is now known as WSWB and is one of the television stations serving the Wilkes-Barre/Scranton, Pennsylvania designated market area that is programmed by us. Mr. Butcher and the minority owner borrowed the $500,000 under the loan collateral arrangement described above. Concurrently with the closing under the agreement described above, one of the Butcher companies assumed a local marketing agreement, under which we provide programming to WSWB and retains all revenues generated from advertising in exchange for payments to the Butcher company of $4,000 per month plus reimbursement of certain expenses. The term of the local marketing agreement is three years, with two three-year automatic renewals. The Butcher company also granted us an option to purchase the station license and assets if it becomes legal to do so for the costs incurred by the Butcher company relating to the station, plus compound interest at 12% per year.

         On July 2, 1998, we assigned to one of the Butcher companies our option to acquire the FCC license for television station WFXU, which rebroadcasts WTLH pursuant to a local marketing agreement with us. The Butcher company paid us $50,000 for the option. In May 1999, the Butcher company purchased the station and assumed the obligations under the local marketing agreement with our company. The Butcher company borrowed the $50,000 under the loan collateral arrangement, and granted us an option to purchase the station on essentially the same terms described above for WOLF. We have recently exercised this option and in April 2002 WFXU's license was assigned from the Butcher company to one of our subsidiaries.

         In addition, one of our subsidiaries has recently purchased the construction permit for a new full power television station, WBPG(TV), operating on Channel 55 at Gulf Shores, Alabama, from one of the Butcher companies. On August 31, 2001, the parties consummated the sale of the assets and construction permit for WBPG from the Butcher company to a subsidiary of our company for a purchase price of $451,906. One of the Butcher companies had received the original construction permit for WBPG from the FCC in July 2000.

         We currently provide programming under a local marketing agreement to television station WPME. Under the local marketing agreement, we also hold an option to purchase WPME. One of the Butcher companies acquired WPME and the FCC license from the prior owner in February 2001. We believe that the WOLF, WFXU and WBPG transactions were done at fair value and that any future transactions that may be entered into with the Butcher companies or similar entities, including the WPME transaction as described, will also be done at fair value.

Voting Agreement

         In connection with our acquisitions of Digital Television Services in 1998 and of Golden Sky in 2000, some of the principal stockholder groups of those two companies entered into, and later amended, a voting agreement with our company and Marshall W. Pagon. The voting agreement provided those stockholder groups the right to designate members of our board of directors and required Mr. Pagon to cause all shares of Class A and Class B common stock whose vote he controls to be voted to elect those designees.

         Because of later events, only affiliates of Alta Communications currently have the right to designate a director. They have designated Mr. Benbow.

         Under the amended voting agreement, Mr. Pagon has the right to designate four directors. His designees are currently himself and Messrs. Lodge and Verdecchio. Currently, Messrs. Hopper, McEntee and Phoenix and Ms. Metzger are independent directors, as defined in the voting agreement. Mr. Hopper, prior to May 2000, was the designee of one of the former stockholders of Digital Television Services. In May 2000, he became one of Mr. Pagon's designees. At our 2001 annual meeting of stockholders, Mr. Hopper was elected as an independent director, as defined by the voting agreement, and Mr. Pagon therefore has the right to designate another director to the board.

Communications License Reauction

         Pegasus PCS Partners, L.P., a partnership owned and controlled by Marshall W. Pagon, held two personal communications system licenses in Puerto Rico. In August 1999, Pegasus Development Corporation made an initial investment of approximately $4.8 million in Pegasus PCS Partners in return for certain of the limited partnership interests of Pegasus PCS Partners. We did not meet the qualification criteria for the FCC's re-auction in which Pegasus PCS Partners acquired one of its two licenses. Pegasus Satellite's interest in Pegasus PCS Partners was distributed to our company in connection with the February 2001 holding company reorganization as a result of the distribution of the stock of Pegasus Development Corporation from Pegasus Satellite to our company. In February 2001 and in May 2001, Pegasus PCS Partners sold its licenses. Aggregate consideration for the sale of the two licenses was approximately $30.0 million. In February 2002, Pegasus Development granted Mr. Pagon a ten-year option to purchase its interest in Pegasus PCS Partners for the market value of that interest, payable in cash or by delivery of marketable securities (including our securities).

CIBC World Markets Corp. and Affiliates

         William P. Phoenix, a director of our company, is a Managing Director of CIBC World Markets Corp. CIBC World Markets Corp. and its affiliates have provided various services to our company and our subsidiaries since the beginning of 1997. CIBC World Markets Corp. has historically performed a number of services for our company, including serving in the year 2000 and the first quarter of 2001 as dealer manager and information agent for an exchange offer of 12-3/4% Series A cumulative exchangeable preferred stock of Pegasus Satellite for our 12-3/4% Series A Cumulative Exchangeable Preferred Stock issued in connection with the holding company reorganization. CIBC World Markets Corp. received customary commissions for serving in this capacity.

         CIBC World Markets Corp. or its affiliates have also performed the following services for our company:

         o acted as dealer manager and information agent for exchange offers of Golden Sky Systems notes and Golden Sky DBS notes in exchange for Pegasus Satellite notes;

         o issued letters of credit in connection with bridge financing obtained by our company;

         o provided fairness opinions to our company and/or our affiliates in connection with certain intercompany loans and other intercompany transactions;

         o agreed to purchase any and all 12-3/4% Series A cumulative exchangeable preferred stock, when issued, of Pegasus Holdings Corporation I (renamed Pegasus Communications Corporation) in connection with our holding company reorganization;

         o acted as lender in connection with the Pegasus Media & Communications credit facility;

         o acted as one of the initial purchasers in Pegasus Satellite's December 2001 Rule 144A offering of $175.0 million in aggregate principal amount of 11-1/4% senior notes due 2010. In connection with that offering, CIBC World Markets Corp. agreed to provide up to $75.0 million in additional bank debt financing to Pegasus Satellite, at the election of either CIBC World Markets Corp. or Pegasus Satellite, subject to certain conditions and for specific purposes. The option is coterminous with the uncommitted $200 million of additional financing available under Pegasus Media & Communications' revolving credit facility, which additional financing currently expires on June 30, 2002; and

         o made a $75.0 million term loan to Pegasus Satellite in September 2001, expiring one year from the date of closing. The loan was repaid in December 2001.

         During 2001, for services rendered, we or our subsidiaries paid to CIBC World Markets Corp. or its affiliates an aggregate of $8.4 million in fees. As of March 6, 2002, we or our subsidiaries had paid no fees to CIBC World Markets Corp. or its affiliates for services rendered in 2002. We believe that all fees paid to CIBC World Markets Corp. or its affiliates in connection with the transactions described above were customary. We anticipate that we or our subsidiaries may engage the services of CIBC World Markets Corp. in the future.

Investment in Personalized Media Communications, L.L.C. and Licensing of Patents

         On January 13, 2000, we made an investment in Personalized Media Communications, L.L.C. Personalized Media is an advanced communications technology company that owns an intellectual property portfolio consisting of seven issued U.S. patents and over 10,000 claims submitted in several hundred pending U.S. patent applications. A majority of pending claims are based on a 1981 filing date, with the remainder based on a 1987 filing date. Mary C. Metzger, Chairman of Personalized Media and a member of our board of directors, and John C. Harvey, Managing Member of Personalized Media and Ms. Metzger's husband, own a majority of and control Personalized Media as general partners of the Harvey Family Limited Partnership.

         A subsidiary of Personalized Media granted us an exclusive license for the distribution of satellite based services using Ku band BSS frequencies at the 101(degree), 110(degree) and 119(degree) west longitude orbital locations and Ka band FSS frequencies at the 99(degree), 101(degree), 103(degree) and 125(degree) west longitude orbital locations, which frequencies have been licensed by the FCC to affiliates of Hughes Electronics Corporation. In addition, Personalized Media granted to our company the right to license on an exclusive basis and on favorable terms the patent portfolio of Personalized Media in connection with other frequencies that may be licensed to us in the future.

         The license granted by Personalized Media's subsidiary provides rights to all claims covered by Personalized Media's patent portfolio, including functionality for automating the insertion of programming at a direct broadcast satellite uplink, the enabling of pay-per-view buying, the authorization of receivers, the assembly of records of product and service selections made by viewers including the communication of this information to billing and fulfillment operations, the customizing of interactive program guide features and functions made by viewers and the downloading of software to receivers by broadcasters. We paid license fees to Personalized Media of $100,000 per year in 2001 and 2002, and will pay Personalized Media license fees of $100,000 in 2003.

         We acquired preferred interests of Personalized Media for approximately $14.3 million in cash, 400,000 shares of our Class A common stock and warrants to purchase 2.0 million shares of our Class A common stock at an exercise price of $45.00 per share and with a term of ten years. After certain periods of time, Personalized Media may redeem the preferred interests, and we may require the redemption of preferred interests, in consideration for Personalized Media's transfer to our company of Personalized Media's ownership interest in its wholly-owned subsidiary that holds the exclusive license from Personalized Media for the rights that are licensed to us. We may also be required to make an additional payment to Personalized Media if certain contingencies occur that we believe are unlikely to occur. Because of the speculative nature of the contingencies, it is not possible to estimate the amount of any such additional payments, but in some cases it could be material. As part of the transaction, Personalized Media is entitled to designate one nominee to serve on our board of directors. Mary C. Metzger is currently serving as Personalized Media's designee.

Other Transactions

         In 1999, we loaned $199,999 to Nicholas A. Pagon, our former Senior Vice President of Broadcast Operations, bearing interest at the rate of 6% per annum, with the principal amount due on the fifth anniversary of the date of the promissory note. Mr. Pagon was required to use half of the proceeds of the loan to purchase shares of our Class A common stock, and the loan is collateralized by those shares. The balance of the loan proceeds may be used at Mr. Pagon's discretion. Mr. Pagon resigned from our company as of March 23, 2001. The loan remains outstanding, with a balance of approximately $238,000 at December 31, 2001, consisting of principal and cumulative interest to that date.

Audit Committee Report

         The audit committee of our board of directors consists of three directors, all of whom are independent as defined under the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the board of directors. The audit committee has prepared the following report on its activities with respect to our audited financial statements for the year ended December 31, 2001.

         o The audit committee has reviewed and discussed the audited financial statements with management;

         o The audit committee has discussed with PricewaterhouseCoopers LLP, independent auditors for our company, the matters required to be discussed by Statements on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the financial statements for the year ended December 31, 2001;

         o The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP its independence from our company;

         o Based on the review and discussions referred to above, the audit committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the U.S. Securities and Exchange Commission.

                                                                 Audit Committee
                                                   William P. Phoenix (Chairman)
                                                             Harry F. Hopper III
                                                           James J. McEntee, III

Additional Information Regarding the Auditors

Audit Fees

         Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") in connection with its audit of our consolidated financial statements as of and for the year ended December 31, 2001 and its limited reviews of our unaudited consolidated interim financial statements were $416,500.

Financial Information Systems Design and Implementation Fees

         During the year ended December 31, 2001, PricewaterhouseCoopers rendered no professional services to us in connection with the design and implementation of financial information systems.

All Other Fees

         In addition to the fees described above, aggregated fees of $867,400 were billed by PricewaterhouseCoopers during the year ended December 31, 2001, primarily for the following professional services:

         o  Audit-related services...........................$789,300

         o  Other............................................$78,100

         Audit-related fees include fees for the issuance of consents and comfort letters, audits of our employee benefit plans and accounting consultation.

         The audit committee has considered the nature of the above-listed services provided by PricewaterhouseCoopers LLP and determined that such services are compatible with their provision of independent audit services.

Stockholder Proposals

         In order to be eligible for inclusion in our proxy materials for the 2003 Annual Meeting of Stockholders, stockholders' proposals to take action at such meeting must comply with applicable Securities and Exchange Commission rules and regulations, must be directed to the Secretary of our company at our offices set forth on page one of this proxy statement and must be received by our company not later than ____________, 2003.

         Securities and Exchange Commission rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the year 2003 annual meeting is ____________, 2003 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2003 annual meeting.

         We have not been notified by any stockholder of the stockholder's intent to present a stockholder proposal from the floor at this year's annual meeting. The enclosed proxy grants proxy holders discretionary authority to vote on any matter properly brought before this year's annual meeting.

         The enclosed proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this proxy statement. If you wish to vote in accordance with the board's recommendations, merely instruct us by telephone as to how you would like to vote your shares or sign, date and return the proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your proxy will be appreciated. Stockholders who hold their shares through a broker (in "street name") should follow the voting instruction provided by their broker.

Miscellaneous

         A copy of our Annual Report on Form 10-K (without exhibits) for fiscal 2001 is included herewith but is not to be regarded as proxy solicitation material. Copies of exhibits to the Form 10-K also will be furnished upon request upon payment of a reasonable fee. All requests should be directed to the Vice President of Corporate Communications, at our offices set forth on page one of this proxy statement.

                                            By order of the board of directors,

                                            SCOTT A. BLANK
April __, 2002                              Secretary

                                                                      Appendix A


    FORM OF CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE
             OF INCORPORATION OF PEGASUS COMMUNICATIONS CORPORATION

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       PEGASUS COMMUNICATIONS CORPORATION


                                    *   *   *


         PEGASUS COMMUNICATIONS CORPORATION, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"),

         DOES HEREBY CERTIFY THAT:

         FIRST: The Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable and in the best interests of the Corporation that Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation be amended by adding a new paragraph immediately after the first paragraph of said Article FOURTH, so that the first two paragraphs of said Article FOURTH, giving effect to such amendment, will read in their entirety as follows.

                  "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares, divided into 250,000,000 shares of Class A Common Stock, par value $0.01 per share, 30,000,000 shares of Class B Common Stock, par value $0.01 per share, 200,000,000 shares of Non-Voting Common Stock, par value $0.01 per share, and 20,000,000 shares of Preferred Stock, par value $0.01 per share.

                  "Simultaneously with the time of filing with the Secretary of State of Delaware of the Certificate of Amendment that adds this paragraph to this Certificate of Incorporation, (the "Effective Time"), each share of Class A Common Stock of the Corporation, par value $0.01 per share, issued and outstanding immediately prior thereto (the "Class A Common Stock") shall automatically and without action on the part of the holder thereof be combined into [one-half to one-tenth, depending on the reverse stock split ratio selected by the Board] of one share of Class A Common Stock, and each share of Class B Common Stock of the Corporation, par value $0.01 per share, issued and outstanding immediately prior thereto (the "Class B Common Stock") shall automatically and without action on the part of the holder thereof be combined into [one-half to one-tenth, depending on the reverse stock split ratio selected by the Board] of one share of Class B Common Stock, subject in both cases to treatment of fractional share interests as described below. Each holder of record (a "Holder") of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Class A Common Stock or Class B Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive, upon surrender for cancellation of such Old Certificates to the transfer agent designated by the Corporation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of shares of Class A Common Stock or Class B Common Stock into which the shares formerly represented by such Old Certificates so surrendered are combined under the terms hereof. From and after the Effective Time, and until surrendered as provided above, each Old Certificate shall represent the shares of Class A Common Stock or Class B Common Stock into which the shares evidenced thereby immediately before the Effective Time are combined under the terms hereof. In the event that the aggregate number of shares of Class A Common Stock or Class B Common Stock to be evidenced by a New Certificate issuable to a Holder would include a fraction, the Corporation will, in lieu of the issuance of a New Certificate evidencing fractional shares of Class A Common Stock or Class B Common Stock, increase all fractional shares of Class A Common Stock or Class B Common Stock to be evidenced by such New Certificate to the next higher whole number of shares of Class A Common Stock or Class B Common Stock; but if more than one Old Certificate shall be surrendered for the account of the same Holder, the number of full shares of Class A Common Stock or Class B Common Stock for which New Certificates shall be issued to such Holder shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered."

         SECOND: The foregoing amendment has been duly adopted and approved by the directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.


         IN WITNESS WHEREOF, said Pegasus Communications Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer of the Corporation this ______ day of ___________, 2002.


                                     PEGASUS COMMUNICATIONS CORPORATION


                                     By_____________________________________
                                             [Name]
                                             [Title]

                                                                      Appendix B

                           PEGASUS COMMUNICATIONS 1996

                                STOCK OPTION PLAN

           (As Amended and Restated Effective As of February 13, 2002)

                                Table of Contents

                                                                           Page
1.   Purpose .............................................................   1
2.   Administration.......................................................   1
3.   Eligibility .........................................................   3
4.   Stock ...............................................................   3
5.   Annual Limit.........................................................   3
6.   Granting of Discretionary Options ...................................   3
7.   Terms and Conditions of Discretionary Options........................   4
8.   Formula Grants to Employees Who Are Not Executive Officers...........   8
9.   Election to Receive Option in Lieu of Directors' Fees................  11
10.  Capital Adjustments..................................................  11
11.  Certain Corporate Transactions.......................................  12
12.  Change in Control....................................................  12
13.  Amendment or Termination of the Plan.................................  13
14.  Absence of Rights....................................................  14
15.  Indemnification of Board and Committee...............................  14
16.  Application of Funds.................................................  15
17.  Stockholder Approval.................................................  15
18.  No Obligation to Exercise Option.....................................  15
19.  Termination of Plan..................................................  15
20.  Governing Law........................................................  15
21.  Option Agreements -- Other Provisions................................  15
22.  Listing and Registration of Shares...................................  16
23.  Special Provisions Regarding Digital Television Services, Inc........  16
24.  Special Provisions Regarding Golden Sky Holdings, Inc................  17

                           PEGASUS COMMUNICATIONS 1996

                                STOCK OPTION PLAN

           (As Amended and Restated Effective As of February 13, 2002)

                        --------------------------------

                  WHEREAS, Pegasus Communications Corporation (the "Company") amended and restated the Pegasus Communications 1996 Stock Option Plan effective as of April 23, 1999, and amended the Plan on five occasions thereafter, including amendments pursuant to resolutions adopted by the Board of Directors of the Company and the Compensation Committee of the Company;

                  WHEREAS, the Company desires to amend and restate the Plan to
(i) incorporate the prior amendments; (ii) delete provisions which ceased to be effective prior to February 13, 2002; and (iii) increase (a) the total number of shares of Class A Common Stock available under the Plan to 10,000,000, and (b) the total number of shares of Class A Common Stock that may be subject to options granted to any employee over the life of the Plan to 2,000,000, both in accordance with resolutions adopted by the Board of Directors of the Company on February 13, 2002;

                  NOW THEREFORE, effective as of February 13, 2002, the Pegasus Communications 1996 Stock Option Plan is hereby amended and restated to read as follows:

         1. Purpose. This Pegasus Communications 1996 Stock Option Plan (the "Plan") is intended to provide a means whereby the Company may, through the grant of incentive stock options and nonqualified stock options (collectively, the "Options") to Employees and Non-employee Directors (as defined in Section
3), attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Company. A "Related Company" shall mean either a "subsidiary corporation" of the Company, as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or the "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                  Further, as used in the Plan, (i) the term "ISO" shall mean an option which, at the time such option is granted, qualifies as an incentive stock option within the meaning of Section 422 of the Code unless the "Option Agreement" (as defined in Section 21) states that the option will not be treated as an ISO; and (ii) the term "NQSO" shall mean an option which, at the time such option is granted, does not meet the definition of ISO, whether or not it is designated as a nonqualified stock option in the Option Agreement.

         2. Administration. The Plan shall be administered as follows:

               (a) Executive Officers and Non-employee Directors. With respect to options granted to executive officers and Non-employee Directors of the Company, the Plan shall be administered:

                    (i) By a committee, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Board of Directors of the Company (the "Board"), taking into consideration the rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the requirements of Section 162(m) of the Code; or

                    (ii) In the event a committee has not been established in
                         accordance with Section 2(a)(1), or cannot be constituted to vote on the grant of an Option, by the entire Board;

provided, however, that a member of the Board shall not participate in a vote approving the grant of an Option to himself or herself to the extent provided under the laws of the State of Delaware governing corporate self-dealing.

               (b) Employees Who Are Not Executive Officers. With respect to options granted to Employees (as defined in Section 3) who are not executive officers, the Plan shall be administered by (i) a management committee, the members of which shall be appointed by, and shall serve at the pleasure of, the Board, or (ii) a committee or the Board as described in Section 2(a) above.

               (c) In General. The administrator of the Plan, whether it be the committee or the Board under Section 2(a) or the committee under Section 2(b), shall hereinafter be referred to as the "Committee," with respect to the eligible individuals for which the particular committee serves as administrator. Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a director or employee of the Company. Except as provided in Section 8 (regarding formula grants to employees other than executive officers) and Section 9 (regarding options in lieu of directors' fees), the Committee shall have full authority, subject to the terms of the Plan, to select the Employees and Non-employee Directors to be granted Options under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options; provided, however, that a Non-employee Director shall not be eligible to receive an ISO under the Plan. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it deems desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations, and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its stockholders and all Employees and Non-employee Directors, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them.


                    No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

         3. Eligibility. All employees of the Company or a Related Company (including any directors who also are officers) ("Employees") shall be eligible to receive Options under the Plan. Directors of the Company or a Related Company who are not employees ("Non-employee Directors") shall be eligible to receive NQSOs (and not ISOs) under the Plan. More than one Option may be granted to an Employee or a Non-employee Director under the Plan. An Employee or Non-employee Director who has been granted an Option under the Plan shall hereinafter be referred to as an "Optionee."

         4. Stock. Options may be granted under the Plan to purchase up to a maximum of 10,000,000 shares of Class A common stock of the Company ("Common Stock"); provided, however, that no Employee shall receive Options for more than 2,000,000 shares of the Company's Common Stock over the life of the Plan. However, both limits in the preceding sentence shall be subject to adjustment as provided in Section 10. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

                  If any Option granted under the Plan expires or otherwise terminates for any reason whatsoever (including, without limitation, the Optionee's surrender thereof) without having been exercised, the shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option; provided, however, that (i) if an Option is cancelled, the shares of Common Stock covered by the cancelled Option shall be counted against the maximum number of shares specified above for which Options may be granted to a single Employee, and (ii) if the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of such maximum.

         5. Annual Limit. The aggregate fair market value (determined under Section 7(b)) of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and incentive stock options under any other stock option plan of the Company or a Related Company) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

         6. Granting of Discretionary Options. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Employees and Non-employee Directors under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem, and further provided that Non-employee Directors shall not be eligible to receive ISOs under the Plan. In making any determination as to whether an Employee or a Non-employee Director shall be granted an Option, the type of Option to be granted to an Employee, the number of shares to be covered by the Option, and other terms of the Option, the Committee shall take into account the duties of the Employee or the Non-employee Director, his present and potential contributions to the success of the Company or a Related Company, the tax implications to the Company and the Employee of any Option granted, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

         7. Terms and Conditions of Discretionary Options. Options granted pursuant to Section 6 shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of
Section 422(b) of the Code, as the Committee shall deem desirable --

               (a) Number of Shares. The Option shall state the number of shares of Common Stock to which the Option pertains.

               (b) Price. Each Option granted under Section 6 shall state the Option price which shall be determined and fixed by the Committee in its discretion but shall not be less than the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-10-percent stockholder, as provided in Section 7(i)) of the fair market value of the optioned shares of Common Stock, or the par value thereof.

               The fair market value of a share of Common Stock shall be the closing price of the Common Stock on a registered securities exchange or on an over-the-counter market on the last business day prior to the date of grant on which the Common Stock traded.

               (c)  Term.

                    (i)  ISOs. Subject to earlier termination as provided in
                         Section 7(e), (f), and (g) and in Section 11, the term of each ISO granted under Section 6 shall be not more than ten years (five years in the case of a more-than-10-percent stockholder, as discussed in
                         Section 7(i)) from the date of grant.

                    (ii) NQSOs. Subject to earlier termination as provided in
                         Section 7(e), (f), and (g) and in Section 11, the term of each NQSO granted under Section 6 shall be not more than ten years from the date of grant.

               (d) Exercise. Options granted under Section 6 shall be exercisable in such installments and on such dates, as the Committee may specify. The Committee may accelerate the exercise date of any outstanding Option, in its discretion, if it deems such acceleration to be desirable.

               Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice in accordance with procedures established by the Company, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares (or payment as soon as practicable after the exercise, in the case of an exercise arrangement approved by the Committee and described in paragraph (2)(C) below). Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

               The Option price shall be payable --

                    (i)  in cash or its equivalent;

                    (ii) in the case of an ISO, if the Committee in its
                         discretion causes the Option Agreement so to provide, and in the case of an NQSO, if the Committee in its discretion so determines at or prior to the time of exercise, then --

                         (A) in shares of Common Stock previously acquired by
                             the Optionee; provided that (i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price for ISOs, such shares have been held by the Employee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, (ii) if such shares of Common Stock were acquired through the exercise of an NQSO (and are used to pay the Option price of an ISO or NQSO) or acquired through the exercise of an ISO (and are used to pay the Option price of an NQSO), such shares have been held by the Optionee for a period of not less than six months on the date of exercise, and (iii) if such shares of Common Stock were acquired through the vesting of a restricted stock award, such shares shall have vested in the Optionee at least six months prior to the date of exercise;

                         (B) in Company Common Stock newly acquired by the
                             Optionee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an Option which is an ISO);

                         (C) by delivering a properly executed notice of
                             exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option;

                         (D) if the Optionee is designated as an "eligible
                             participant," and if the Optionee thereafter so requests, (i) the Company will loan the Optionee the money required to pay the exercise price of the Option; (ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and
                             (iii) the loan will be made on the Optionee's personal negotiable demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under Section 7872 of the Code, and including such other terms as the Committee prescribes; or

                         (E) in any combination of (1), (2)(A), (2)(B), (2)(C)
                             and (2)(D) above.

               In the event the Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the aggregate fair market value (determined under Section 7(b), with reference to the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the Option price.

               (e) Termination of Employment or Board Membership. If an Employee's employment by the Company (and Related Companies) or a Non-employee Director's membership on the Board is terminated by either party prior to the expiration date fixed for his Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated expiration date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 11 hereof, such accelerated expiration date shall not be earlier than the date of the termination of the Employee's employment or the Non-employee Director's Board membership, and in the case of ISOs, such accelerated expiration date shall not be later than three months after such termination of employment.

               (f) Exercise upon Disability of Optionee. If an Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code) during his employment or membership on the Board and, prior to the expiration date fixed for his Option, his employment or membership on the Board is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 11 hereof, such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment or Board membership by reason of disability, and in the case of ISOs, such accelerated termination date shall not be later than one year after such termination of employment. In the event of the Optionee's legal disability, such Option may be exercised by the Optionee's legal representative.

               (g) Exercise upon Death of Optionee. If an Optionee dies during his employment or Board membership, and prior to the expiration date fixed for his Option, or if an Optionee whose employment or Board membership is terminated for any reason, dies following his termination of employment or Board membership but prior to the earliest of (i) the expiration date fixed for his Option, (ii) the expiration of the period determined under paragraphs (e) and (f) above, or
                    (iii) in the case of an ISO, three months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in such Option or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 11 hereof, such accelerated termination date shall not be later than three years after the date of death.

               (h) Non-Transferability. No ISO granted under Section 6 shall be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an ISO shall be exercisable only by the Optionee, or in the event of the Optionee's legal disability, by the Optionee's guardian or legal representative. Except as provided in an Optionee's Option Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

               (i) Ten Percent Stockholder. If the Employee owns more than 10 percent of the total combined voting power of all shares of stock of the Company or of a Related Company at the time an ISO is granted to him (taking into account the attribution rules of Section 424(d) of the Code), the Option price for the ISO shall be not less than 110 percent of the fair market value (as determined under Section 7(b)) of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this paragraph shall not apply to NQSOs.

               (j) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Option granted under
                    Section 6 is subject to the withholding requirements of applicable tax law, the Committee, in its discretion, may permit or require the Employee to satisfy the federal, state and local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Company). The Company may not withhold shares in excess of the number necessary to satisfy the minimum federal, state and local tax withholding requirements. Shares of Common Stock shall be valued, for purposes of this paragraph, at their fair market value determined under Section 7(b), with reference to the date the amount attributable to the exercise of the Option is includable in income by the Employee under Section 83 of the Code (the "Determination Date"), rather than the date of grant.

               If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Employee for a period of not less than the holding period described in Section 422(a)(1) of the Code as of the Determination Date.

               The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this paragraph.

               (k) Loans. If an Optionee who is granted an Option under Section 6 is designated as an "eligible participant" by the Committee at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests, the Company will loan the Optionee the money required to satisfy any regular income tax obligations (as opposed to alternative minimum tax obligations) resulting from the exercise of any Options. Any loan or loans to an Optionee shall be made only at the time any such tax resulting from such exercise is due. The Committee, in its discretion, may require an affidavit from the Optionee specifying the amount of the tax required to be paid and the date when such tax must be paid. The loan will be made on the Optionee's personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under Section 7872 of the Code, and including such other terms as the Committee prescribes.

          8.   Formula Grants to Employees Who Are Not Executive Officers

               (a) Grant. Each Employee who is not an executive officer of the Company or a Related Company shall be granted an Option to purchase Common Stock as provided in this Section 8. In the case of such an Employee who is hired on a full-time basis, such Option shall be granted on the date the Employee first becomes a full-time Employee as a result of hire. In the case of such an Employee who is hired on a part-time basis, such Option shall be granted on the date the Employee becomes a part-time Employee as a result of hire. In addition, a part-time Employee who receives a formula grant pursuant to this Section 8 and who changes status to full-time shall be granted an additional formula Option under this Section 8 as of the date he becomes a full-time Employee. Except in the case of an Employee who changes status from part-time to full-time, no Employee shall receive more than one Option grant under this Section 8. The total number of shares covered by Options granted to any Employee under this Section 8 shall not exceed 100.

               (b) Type of Option. Each Option granted under this Section 8 shall, unless the Code otherwise requires or the Committee otherwise determines, be an ISO.

               (c) Terms and Conditions of Formula Options. Options granted under this Section 8 shall include expressly or by reference the following terms and conditions --

                    (i) Number of Shares. The Option shall state the number of shares of Common Stock to which the Option pertains, which shall be:

                         (A) 100 shares with respect to an Option granted to an
Employee on his date of hire as a full-time Employee;

                         (B) 50 shares with respect to an Option granted to an
Employee on his date of hire as a part-time Employee; and

                         (C) 50 shares with respect to an Option granted to a
part-time Employee as a result of a change in status from part-time status to full-time status.

                    (ii) Price. The Option price of each Option granted under this Section 8 shall be the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-10-percent stockholder, as provided in
                          Section 7(i)) of the fair market value (as defined in
                          Section 7(b)) of the optioned shares of Common Stock, or the par value thereof.

                    (iii) Term. Subject to earlier termination as provided in
                          Section 8(c)(5), (6) and (7) and in Section 11 hereof, the term of each Option granted under this Section 8 shall be ten years (five years in the case of an ISO granted to a more-than-ten-percent stockholder, as discussed in Section 7(i) above) from the date of grant.

                    (iv) Exercise. Each Option granted under this Section 8 shall become fully exercisable on the earliest of (i) the first anniversary of the date the Option is granted if the Optionee is then in the employ of the Company or a Related Company, or (ii) the Optionee's death or disability (as defined in Section 22(e)(3) of the Code) while in the employ of the Company or a Related Company. In addition, the Committee may accelerate the exercise date of any outstanding Option, in its discretion, if it deems such acceleration to be desirable.

                    Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice in accordance with procedures established by the Company, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares (or payment as soon as practicable after the exercise, in the case of an exercise arrangement described in paragraph (C) below). Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

                    The Option price shall be payable --

                         (A) in cash or its equivalent;

                         (B) in shares of Common Stock previously acquired by
                             the Optionee; provided that (i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price for ISOs, such shares have been held by the Employee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, (ii) if such shares of Common Stock were acquired through the exercise of an NQSO (and used to pay the Option price for ISOs or NQSOs) or acquired through the exercise of an ISO (and used to pay the Option price for NQSOs), such shares have been held by the Optionee for a period of not less than six months on the date of exercise, and (iii) if such shares of Common Stock were acquired through the vesting of a restricted stock award, such shares shall have vested in the Optionee at least six months prior to the date of exercise;

                         (C) by delivering a properly executed notice of
                             exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

                         (D) in any combination of (A), (B) and (C) above.

                         In the event the Option price is paid, in whole or in
part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the aggregate fair market value (determined under Section 7(b), with reference to the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the Option price.

                    (v) Termination of Employment. If an Employee's employment by the Company (and Related Companies) is terminated by either party prior to the expiration date fixed for his Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, by the Optionee at any time prior to the earliest of (i) the expiration date specified in such Option, (ii) three months after such termination of employment, or (iii) termination of such Option under Section 11.

                    (vi) Exercise upon Disability of Optionee. If an Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code) during his employment and prior to the expiration date fixed for his Option, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination by the Optionee at any time prior to the earliest of (i) the expiration date specified in such Option, (ii) one year after such termination of employment, or (iii) termination of such Option under Section 11. In the event of the Optionee's legal disability, such Option may be exercised by the Optionee's legal representative.

                    (vii) Exercise upon Death of Optionee. If an Optionee dies during his employment, and prior to the expiration date fixed for his Option, or if an Optionee whose employment is terminated for any reason, dies following his termination of employment but prior to the earliest of (A) the expiration date fixed for his Option, (B) the expiration of the period determined under paragraphs (5) and (6) above, or (C) in the case of an ISO, three months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earliest of (i) the expiration date specified in such Option, (ii) one year after the date of death, or
                          (iii) termination of such Option under Section 11.

                    (viii) Non-Transferability. No Option granted under this
                          Section 8 shall be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, all Options granted under this Section 8 shall be exercisable only by the Optionee, or, in the event of the Optionee's legal disability, by the Optionee's guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

                    (ix) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Option granted under this Section 8 is subject to the withholding requirements of applicable tax law, the Employee may satisfy the federal, state and local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Company). The Company may not withhold shares in excess of the number necessary to satisfy the minimum federal, state and local tax withholding requirements. Shares of Common Stock shall be valued, for purposes of this paragraph, at their fair market value determined under
                          Section 7(b), with reference to the Determination Date (as defined in Section 7(j)), rather than the date of grant.

                    If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Employee for a period of not less than the holding period described in Section 422(a)(1) of the Code as of the Determination Date.

                    The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this paragraph.

         9. Election to Receive Option in Lieu of Directors' Fees

                  (a) Election. A Non-employee Director may to elect to receive his or her annual retainer fees for a 12-month period in the form of an Option as described in this Section 9 in lieu of receipt of his or her retainer fees in cash, such 12-month period to be determined by the Committee. An election under this Section 9 shall be made prior to the first day of the 12-month period to which the election relates, in accordance with procedures established by the Committee.

                  (b) Date of Grant. The date of grant for an Option granted pursuant to an election under this Section 9 shall be the last business day of the 12-month period immediately preceding the 12-month period to which the election relates.

                  (c) Number of Shares Subject to Option. The number of shares of Common Stock subject to an Option granted pursuant to an election under this
Section 9 shall be determined by dividing (i) the aggregate amount of retainer fees that would have been paid to the Director for the 12-month period to which the election described in this Section 9 applies, by (ii) the per share closing price of the Common Stock on the date of grant of the Option, and (iii) multiplying the resulting number of shares by a conversion factor. The conversion factor shall be determined pursuant to a valuation formula established by the Committee.

                  (d)      Type of Option.  Each Option granted under this
 Section 9 shall be an NQSO.

                  (e) Terms and Conditions of Options. Options granted under this Section 9 shall be subject to the terms and conditions set forth in Section 7 with respect to Discretionary Options.

         10. Capital Adjustments. The number of shares which may be issued under the Plan, the maximum number of shares with respect to which Options may be granted to any Employee under the Plan (as stated in Section 4 hereof), the number of shares subject to an Option to be granted under Section 8, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options) shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, spin-off, share combination, or similar change in the capitalization of the Company; provided, however, that no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under Section 424(h) of the Code, unless the Optionee consents to such adjustment. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.

         11. Certain Corporate Transactions. In the event of a corporate transaction (as that term is described in Section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Option or substitute a new option for each outstanding Option; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Optionee holding an Option to be terminated not less than seven days' notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 7(d) and Section 8(c)(4), the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

                  The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change does not constitute a "modification" under
Section 424(h) of the Code, unless the Option holder consents to the change.

         12. Change in Control

               (a) Full Vesting. Notwithstanding any other provision of this Plan, all outstanding Options shall become fully vested and exercisable upon a Change in Control.

               (b) Definitions. The following definitions shall apply for purposes of this Section --

                    (i) "Change in Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more of the voting stock of the Company (measured by voting power rather than number of shares) than is "beneficially owned" (as defined above) at such time by the Principal and his Related Parties in the aggregate, or (iv) the first day on which a majority of the members of the Board are not Continuing Directors.

                    (ii) "Continuing Directors" means, as of any date of determination, any member of the Board who (i) was a member of the Board on September 30, 1996, or (ii) was nominated for election or elected to the Board with approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

                    (iii)  "Principal" means Marshall W. Pagon.

                    (iv) "Related Party" means (A) any immediate family member of the Principal or (B) any trust, corporation, partnership or other entity, more than 50% of the voting equity interests of which are owned directly or indirectly by, and which is controlled by, the Principal and/or such other persons referred to in the immediately preceding clause (A). For purposes of this definition, (i) "immediate family member" means spouse, parent, step-parent, child, sibling or step-sibling, and (ii) "control," as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control. In addition, the Principal's estate shall be deemed to be a Related Party until such time as such estate is distributed in accordance with the Principal's will or applicable state law.

         13. Amendment or Termination of the Plan

                    (a) In General. At any time, the Board may suspend or terminate the Plan. The Committee may amend any outstanding Options in any respect whatsoever. At any time and from time to time, the Plan may be amended by resolution of (i) the Board, or (ii) the Compensation Committee of the Board; except that, without the approval of the stockholders (given in the manner set forth in paragraph (b) below) --

                          (i) the class of employees eligible to receive ISOs shall not be changed;

                          (ii) the maximum number of shares of Common Stock with respect to which Options may be granted under the Plan shall not be increased, except as permitted under Section 10 hereof;

                          (iii) the duration of the Plan under Section 19 hereof with respect to any ISOs granted hereunder shall not be extended; and

                          (iv) no amendment requiring stockholder approval pursuant to Treas. Reg.ss. 1.162-27(e)(4)(vi) or any successor thereto may be made (to the extent compliance with Section 162(m) of the Code is desired).

                    Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

                    (b) Manner of Stockholder Approval. The approval of stockholders must be effected --

                          (i) By a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring stockholder approval (i.e., an action on which stockholders would be entitled to vote if the action were taken at a duly held stockholders' meeting); or

                          (ii) By a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

         14. Absence of Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option (or unless and until such Option shall have been granted under Section 8), and then his rights shall be only such as are provided by the Option Agreement.

         Any Option under the Plan shall not entitle the holder thereof to any rights as a stockholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with an Employee, the Company and any Related Company shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his employment at any time for any reason whatsoever.

         15. Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Company, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company's by-laws or Delaware law.

         16. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option shall become treasury stock.

         17. Stockholder Approval. This Plan originally became effective on September 30, 1996 (the date the Plan was adopted by the Board). As amended and restated, this Plan shall become effective as of February 13, 2002; subject, however, to stockholder approval of the increase in (a) the total number of shares available under the Plan, and (b) the total number of shares that may be subject to Options granted to any employee over the life of the Plan.

         18. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

         19. Termination of Plan. Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on September 29, 2006, which date is within 10 years after the date the Plan was adopted by the Board, or the date the Plan was approved by the stockholders of the Company, whichever is earlier, and no Options hereunder shall be granted thereafter. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder, and outstanding on the date set forth in the preceding sentence, which by their terms extend beyond such date.

         20. Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware, without reference to principles of conflicts of law, shall govern the operation of, and the rights of Employees and Non-employee Directors under, the Plan and Options granted thereunder.

         21. Option Agreements -- Other Provisions. Options granted under the Plan shall be evidenced by documents ("Option Agreements") in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs granted pursuant to the Plan, not inconsistent with Section 422(b) of the Code), as the Committee shall deem advisable. The Option Agreements shall specify whether the Option is an ISO or NQSO. Each Optionee shall enter into, and be bound by, an Option Agreement as soon as practicable after the grant of an Option.

         22. Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Company or by the Optionee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

         23. Special Provisions Regarding Digital Television Services, Inc. Digital Television Services, Inc. ("DTS") became a wholly-owned subsidiary of the Company by means of the merger of a wholly-owned subsidiary of the Company into DTS pursuant to the Agreement and Plan of Merger dated January 8, 1998 (the "DTS Merger Agreement") among the Company, DTS, Pegasus DTS Merger Sub, Inc. and certain stockholders of the Company and DTS. Section 2.12 of the DTS Merger Agreement provides that the Company will assume certain outstanding DTS options specified therein. Section 2.12 of the DTS Merger Agreement also provides that such DTS options will be replaced with options (the "DTS Replacement Options") to purchase the number of shares of Common Stock equal to the "conversion ratio" (as defined in the DTS Merger Agreement) times the number of shares of DTS common stock issuable upon the exercise of such options, for an exercise price equal to the exercise price applicable to such options divided by the "conversion ratio."

         Each DTS Replacement Option shall be exercisable under the Plan in accordance with the terms of the agreement entered into between the Company and the holder of the Replacement Option (the "Replacement Agreement"), the terms of which shall govern in the event of any conflict with the provisions of the Plan.

         The following provisions of the Plan shall not apply to the DTS Replacement Options:

         (i) Section 12 ("Change in Control");

         (ii) Section 7(d)(2)(D) (regarding payment of exercise price with the proceeds of a loan from the Company); and

         (iii) Section 7(k) (regarding payment of income tax obligations with the proceeds of a loan from the Company).

         In addition, any provision of the Plan that would provide an additional benefit (within the meaning of Section 424(a)(2) of the Code and Treasury Regulations thereunder) shall not apply to the DTS Replacement Options.

         24. Special Provisions Regarding Golden Sky Holdings, Inc. Golden Sky Holdings, Inc. ("GSH") became a wholly-owned subsidiary of the Company by means of the merger of a wholly-owned subsidiary of the Company into GSH pursuant to the Agreement and Plan of Merger dated January 10, 2000 (the "GSH Merger Agreement") among the Company, GSH, Pegasus GSH Merger Sub, Inc. and certain stockholders of the Company and GSH. Section 2.12 of the GSH Merger Agreement provides that the Company will assume certain outstanding GSH options specified therein. Section 2.12 of the GSH Merger Agreement also provides that such GSH options will be replaced with options (the "GSH Replacement Options") to purchase the number of shares of Common Stock equal to the "conversion ratio" (as defined in the GSH Merger Agreement) times the number of shares of GSH common stock issuable upon the exercise of such options, for an exercise price equal to the exercise price applicable to such options divided by the "conversion ratio."

         Each GSH Replacement Option shall be exercisable under the Plan in accordance with the terms of the agreement entered into between the Company and the holder of the GSH Replacement Option (the "Replacement Agreement"), the terms of which shall govern in the event of any conflict with the provisions of the Plan. In addition, any provision of the Plan that would provide an additional benefit (within the meaning of Section 424(a)(2) of the Code and Treasury Regulations thereunder) shall not apply to the GSH Replacement Options.

                                                                      Appendix C

                             PEGASUS COMMUNICATIONS

                              RESTRICTED STOCK PLAN

           (As Amended and Restated Effective As of February 13, 2002)

                                                       TABLE OF CONTENTS

                                                                                                                  Page

SECTION 1 - Purpose..................................................................................................1

SECTION 2 - Definitions..............................................................................................1
         (a)      "Awards"...........................................................................................1
         (b)      "Award Agreement"..................................................................................2
         (c)      "Board"............................................................................................2
         (d)      "Code".............................................................................................2
         (e)      "Committee"........................................................................................2
         (f)      "Common Stock".....................................................................................2
         (g)      "Company-Wide Location Cash Flow"..................................................................2
         (h)      "Disability".......................................................................................2
         (i)      "Discretionary Awards".............................................................................2
         (j)      "Excess Awards"....................................................................................2
         (k)      "Fair Market Value"................................................................................2
         (l)      "Grantee"..........................................................................................2
         (m)      "ISO"..............................................................................................2
         (n)      "Management Committee".............................................................................2
         (o)      "NQSO".............................................................................................3
         (p)      "Officers".........................................................................................3
         (q)      "Option"...........................................................................................3
         (r)      "PCC"..............................................................................................3
         (s)      "Pegasus"..........................................................................................3
         (t)      "Plan".............................................................................................3
         (u)      "Plan Administrator"...............................................................................3
         (v)      "Profit-Sharing Awards"............................................................................3
         (w)      "Savings Plan".....................................................................................3
         (x)      "Special Recognition Awards".......................................................................3
         (y)      "Year Over Year Increase in Company-Wide Location Cash Flow".......................................3
         (z)      "Years of Vesting Service".........................................................................4

SECTION 3 - Administration...........................................................................................4
         (a)      Special Recognition Awards and Discretionary Awards to Officers....................................4
         (b)      Special Recognition Awards and Discretionary Awards to Non-Officer Employees.......................4
         (c)      In General.........................................................................................5

SECTION 4 - Eligibility..............................................................................................5

SECTION 5 - Stock....................................................................................................5

SECTION 6 - Amount of Award..........................................................................................5
         (a)      Special Recognition Awards.........................................................................5
         (b)      Discretionary Awards...............................................................................6

                                                       TABLE OF CONTENTS
                                                           (continued)
                                                                                                                  Page

SECTION 7 - Vesting..................................................................................................6
         (a)      Special Recognition Awards.........................................................................6
         (b)      Discretionary Awards...............................................................................6
         (c)      Forfeiture.........................................................................................7

SECTION 8 - Election To Receive Option in Lieu of Common Stock Subject to Vesting Requirements.......................7
         (a)      Election...........................................................................................7
         (b)      Date of Grant......................................................................................7
         (c)      Number of Shares Subject to Option.................................................................7
         (d)      Type of Option.....................................................................................7
         (e)      Terms and Conditions of Options....................................................................8
         (f)      Application of Funds..............................................................................11

SECTION 9 - Capital Adjustments.....................................................................................11

SECTION 10 - Amendment or Discontinuance of the Plan................................................................12

SECTION 11 - Termination of Plan....................................................................................13

SECTION 12 - Effective Date.........................................................................................13

SECTION 13 - Miscellaneous..........................................................................................13
         (a)      Book-Entry Record of Shares.......................................................................13
         (b)      Rights as a Stockholder...........................................................................13
         (c)      Award Agreement...................................................................................14
         (d)      Governing Law.....................................................................................14
         (e)      Rights............................................................................................14
         (f)      Non-Transferability...............................................................................14
         (g)      Listing and Registration of Shares................................................................14
         (h)      Withholding and Use of Shares to Satisfy Tax Obligations..........................................15
         (i)      Indemnification of Board and Plan Administrator...................................................15

                             PEGASUS COMMUNICATIONS
                              RESTRICTED STOCK PLAN
                              ---------------------

           (As Amended and Restated Effective As of February 13, 2002)

                    -----------------------------------------


                  WHEREAS, Pegasus Communications Corporation (the "Company") amended and restated the Pegasus Communications Restricted Stock Plan generally effective as of December 18, 1998, and amended the Plan on four occasions thereafter, including amendments pursuant to resolutions adopted by the Board of Directors of the Company and the Compensation Committee of the Company;

                  WHEREAS, the Company desires to amend and restate the Plan in order to (1) incorporate the prior amendments; (2) delete provisions which ceased to be effective prior to February 13, 2002; and (3) increase the number of shares of Class A Common Stock available under the Plan to 2,000,000, in accordance with resolutions adopted by the Board of Directors of the Company on February 13, 2002;

                  NOW, THEREFORE, effective as of February 13, 2002, the Pegasus Communications Restricted Stock Plan is hereby amended and restated to read as follows:

                                   SECTION 1

                                     Purpose
                                     -------

                  The Pegasus Communications Restricted Stock Plan, as amended and restated, is intended to provide a means whereby PCC may, through the grant of Common Stock subject to vesting requirements to employees of Pegasus, attract and retain such individuals and motivate them to exercise their best efforts on behalf of Pegasus. With respect to Discretionary Awards, a Grantee may elect to receive an Option to purchase Common Stock in lieu of all or any part of a grant of Common Stock subject to vesting requirements. A Grantee who is an Officer may elect to receive a Discretionary Award in the form of cash (subject to certain limits) or an Option in lieu of all or any part of a grant of Common Stock subject to vesting requirements.

                                   SECTION 2

                                   Definitions
                                   -----------

                  Whenever the following terms are used in this Plan, they shall have the meanings specified below, unless the context clearly indicates to the contrary:

                  (a) "Awards" shall mean Special Recognition Awards and Discretionary Awards.

                  (b) "Award Agreement" shall mean the document described in
Section 13(c) evidencing Awards made pursuant to the Plan.

                  (c) "Board" shall mean the Board of Directors of PCC.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" shall mean the administrator of the Plan with respect to Special Recognition Awards and Discretionary Awards to Officers, which shall be a committee of the Board or the Board, in accordance with Section 3(a).

                  (f) "Common Stock" shall mean the Class A common stock of PCC.

                  (g) "Company-Wide Location Cash Flow" shall mean income from Pegasus operations before management fees, depreciation, amortization (other than amortization of film contracts), and incentive compensation (including contributions under the Plan and the Savings Plan).

                  (h) "Disability" shall have the meaning set forth in Article I of the Savings Plan.

                  (i) "Discretionary Awards" shall mean the discretionary awards described in Section 6(b).

                  (j) "Excess Awards" shall mean the formula awards described in
Section 6(c) of the Plan as amended and restated generally effective as of December 18, 1998. The final Excess Awards were made with respect to matching contributions that could not be made under the Savings Plan for 1999. No Excess Awards shall be made with respect to calendar years beginning on or after January 1, 2000. Information concerning Excess Awards granted for calendar years beginning prior to January 1, 2000 may be found in the Plan as amended and restated effective as of December 18, 1998, and as amended thereafter.

                  (k) "Fair Market Value" shall mean the closing price of the Common Stock on a registered securities exchange or on an over-the-counter market on the last business day prior to the date of grant on which Common Stock traded.

                  (l) "Grantee" shall mean an individual who has received an Award under the Plan.

                  (m) "ISO" shall mean an option which, at the time such option is granted under the Plan, qualifies as an incentive stock option within the meaning of Section 422 of the Code, unless the Award Agreement states that the option will not be treated as an ISO.

                  (n) "Management Committee" shall mean the committee authorized by the Board to administer the Plan with respect to Special Recognition Awards and Discretionary Awards to employees who are not Officers.

                  (o) "NQSO" shall mean an option which, at the time such option is granted, does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

                  (p) "Officers" shall mean employees who are officers, within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto.

                  (q) "Option" shall mean an ISO or an NQSO granted to an employee in lieu of Common Stock subject to a vesting schedule, pursuant to the employee's election under Section 8(a).

                  (r) "PCC" shall mean Pegasus Communications Corporation.

                  (s) "Pegasus" shall mean Pegasus Communications Corporation or any successor thereto and its direct and indirect subsidiaries, whether in corporate, partnership or any other form.

                  (t) "Plan" shall mean the Pegasus Communications Restricted Stock Plan, as set forth in this document and as it may be amended from time to time.

                  (u) "Plan Administrator" shall mean -

                            (1) With respect to Special Recognition Awards and Discretionary Awards to Officers, the Committee; and

                            (2) With respect to Special Recognition Awards and Discretionary Awards to employees who are not Officers, the Management Committee.

                  (v) "Profit-Sharing Awards" shall mean the formula awards described in Section 6(b) of the Plan as amended and restated generally effective as of December 18, 1998. The final Profit-Sharing Awards were made with respect to the 2000 calendar year. No Profit-Sharing Awards shall be made with respect to calendar years beginning on or after January 1, 2001. Information concerning Profit-Sharing Awards granted for calendar years beginning prior to January 1, 2001 may be found in the Plan as amended and restated effective as of December 18, 1998, and as amended thereafter.

                  (w) "Savings Plan" shall mean the Pegasus Communications Savings Plan, effective June 1, 2001, and as it may be amended from time to time.

                  (x) "Special Recognition Awards" shall mean the awards described in Section 6(a).

                  (y) "Year Over Year Increase in Company-Wide Location Cash Flow" shall have the meaning set forth in Article I of the Savings Plan.

                  (z) "Years of Vesting Service" shall have the meaning set forth in Article I of the Savings Plan; provided, however, that a Grantee shall not complete a Year of Vesting Service for purposes of this Plan until the last day of the 12-month computation period in which such Year is being measured.

                                   SECTION 3

                                 Administration
                                 --------------

                  The Plan shall be administered as follows:

                  (a) Special Recognition Awards and Discretionary Awards to Officers. With respect to Special Recognition Awards and Discretionary Awards to Officers, the Plan shall be administered:

                           (1) By a committee, which shall consist solely of not fewer than two directors of PCC who shall be appointed by, and shall serve at the pleasure of, the Board, taking into consideration the rules under Section 16(b) of the Exchange Act and the requirements of
         Section 162(m) of the Code; or

                           (2) In the event a committee has not been established in accordance with paragraph 1, by the entire Board;

provided, however, that a member of the Board shall not participate in a vote approving an Award to himself or herself to the extent provided under the laws of the State of Delaware governing corporate self-dealing. The Plan Administrator with respect to Special Recognition Awards and Discretionary Awards to Officers shall hereinafter be referred to as the "Committee." Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a director of PCC.

                  The Committee shall have full authority, upon consideration of recommendations by the Management Committee and subject to the terms of the Plan, to select the Officers to be granted Special Recognition Awards and Discretionary Awards under the Plan, to grant such Awards on behalf of PCC, and to set the date of grant and the other terms of such Awards. The Committee shall also have full authority to make certain determinations with respect to an Option granted pursuant to an Officer's election, as described in Section 8.

                  (b) Special Recognition Awards and Discretionary Awards to Non-Officer Employees. With respect to Special Recognition Awards and Discretionary Awards to employees who are not Officers, the Plan shall be administered by the Management Committee. The Management Committee shall have full authority, subject to the terms of the Plan, to select the employees to be granted Special Recognition Awards and Discretionary Awards under the Plan, to grant such Awards on behalf of PCC, and to set the date of grant and the other terms of such Awards. The Management Committee shall also have full authority to make certain determinations with respect to an Option granted pursuant to the election of an employee who is not an Officer, as described in Section 8.

                  (c) In General. The Plan Administrator may correct any defect, supply any omission and reconcile any inconsistency in the Plan and in any Award granted hereunder to the extent it shall deem desirable. The Plan Administrator also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, and to make such determinations, and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon PCC, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors, and assigns and upon all other persons claiming under or through any of them.

                  No member of the Board, the Committee or the Management Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

                                    SECTION 4

                                   Eligibility
                                   -----------

                  All employees of Pegasus shall be eligible to receive Special Recognition Awards and Discretionary Awards. More than one Award may be granted to an employee who is eligible to receive an Award under the Plan.

                  Special Recognition Awards shall be made as soon as practicable after the financial information necessary for determining the amount of the Award is available (absent extraordinary circumstances, on or before the March 31 following the year for which the Award is made).

                                    SECTION 5

                                      Stock
                                      -----

                  The number of shares of Common Stock that may be subject to Awards under the Plan shall be 2,000,000 shares, subject to adjustment as hereinafter provided. Common Stock issuable under the Plan may be authorized but unissued shares or reacquired shares, and PCC may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

                  Any Common Stock subject to an Award which is forfeited shall continue to be available for the granting of Awards under the Plan.

                                    SECTION 6

                                 Amount of Award
                                 ---------------

                  (a) Special Recognition Awards. The Plan Administrator, in its sole discretion, shall determine the amount of the annual Special Recognition Award, if any, to be made on behalf of an eligible employee; provided, however, that the Fair Market Value of the Common Stock covered by the annual Special Recognition Awards for any year to all employees in the aggregate, determined as of the date the Awards are granted, shall not exceed the sum of (1) five percent of the Year Over Year Increase in Company-Wide Location Cash Flow, plus (2) the Year Over Year Increase in Company-Wide Location Cash Flow which could have been awarded as a Special Recognition Award in the preceding year, and was not. Special Recognition Awards may be granted for consistency (awarded to a team of employees), initiative (a team or individual award), problem solving (a team or individual award), and individual excellence.

                  (b) Discretionary Awards. The Plan Administrator, in its sole discretion, shall determine the amount of the Discretionary Award, if any, to be made on behalf of an eligible employee. Discretionary Awards shall be payable in Common Stock subject to vesting requirements or, to the extent elected by the Grantee under Section 8(a), in the form of an Option. With respect to Discretionary Awards granted to an Officer, the Officer may elect, before the date of grant and in accordance with procedures established by the Plan Administrator or its delegate, to receive such an Award in the form of (i) Common Stock subject to vesting requirements, (ii) an Option described in
Section 8, (iii) cash, or (iv) in any combination of the foregoing; provided, however, that the amount of cash payable under a Discretionary Award shall not exceed 33-1/3% of the Officer's base salary for the year in which the Discretionary Award is made. The Officer's vesting percentage under Section 7 shall be applied to the portions of the Discretionary Award payable in the form of an Option and Common Stock, but not to the portion of the Discretionary Award payable in cash. Any cash payable pursuant to such an election shall be payable as soon as practicable after the Discretionary Award is made.

                                    SECTION 7

                                     Vesting
                                     -------

                  (a) Special Recognition Awards. A Grantee shall be 100% vested in a Special Recognition Award on the date such Award is made.

                  (b) Discretionary Awards.

                           (1) Death, Disability. A Grantee shall be 100% vested in his Discretionary Awards under the Plan when he --

                                    (A) Incurs a Disability; or

                                    (B) Dies.

                           (2) Vesting Schedule. Except as otherwise provided in paragraph (1), a Grantee shall be 100% vested in his Discretionary Awards under the Plan in accordance with the following schedule --

                                              Percentage of Shares Subject to
                 Years of Vesting Service       Awards That Are 100% Vested
                 ------------------------       ---------------------------
                      Fewer than 2                           0
                    2 but fewer than 3                      34
                    3 but fewer than 4                      67
                    4 or more                               100

Notwithstanding the foregoing, (A) an Officer shall be 100% vested in any portion of his Discretionary Award that is payable in cash, and (B) the Plan Administrator may accelerate the vesting of an Award when granted or at any time thereafter, in its discretion, if it deems such acceleration to be desirable.

                  (c) Forfeiture. Any shares of Common Stock covered by a Grantee's Awards that are not vested pursuant to subsection (a) or subsection
(b) shall be immediately forfeited upon the Grantee's voluntary or involuntary termination of employment by Pegasus.

                                    SECTION 8

          Election To Receive Option in Lieu of Common Stock Subject to
                              Vesting Requirements
                              --------------------

                  (a) Election. An employee may elect to receive all or any portion of a Discretionary Award in the form of an Option described in this
Section 8 in lieu of Common Stock subject to vesting requirements. Such an election shall be made before the date of grant in accordance with procedures established by the Plan Administrator or its delegate. In no event, however, may an employee elect to receive Options for more than 50,000 shares of Common Stock (as adjusted pursuant to Section 9) under this Section 8 in any calendar year. If an Option is cancelled, the shares of Common Stock covered by the cancelled Option shall be counted against the maximum number of shares for which Options may be granted to a single employee.

                  (b) Date of Grant. The date of grant for an Option granted pursuant to a Grantee's election under Section 8(a) shall be the date such Award would have been made under Section 6(b) absent such an election.

                  (c) Number of Shares Subject to Option. The number of shares of Common Stock subject to an Option granted pursuant to a Grantee's election under Section 8(a) shall be equal to the total number of shares of Common Stock which would have been covered by the Grantee's Award (determined pursuant to Section 6(b)) without giving effect to any election to receive the Award in a form other than Common Stock subject to vesting requirements, multiplied by (i) the percentage of the Award the Grantee has elected to have paid in the form of an Option, and (ii) a conversion factor. The conversion factor shall be determined pursuant to a valuation formula established by the Plan Administrator or its delegate.

                  (d) Type of Option. Each Option granted under this Section 8 shall, unless the Code otherwise requires or the Plan Administrator otherwise determines, be an ISO. The aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (counting ISOs under this Plan and incentive stock options under any stock option plan of Pegasus) shall not exceed $100,000. If an Option intended as an ISO is granted to an employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

                  (e) Terms and Conditions of Options. Options granted under this Section 8 in lieu of Common Stock subject to vesting requirements shall include expressly or by reference the following terms and conditions --

                           (1) Number of Shares. The Option shall state the number of shares of Common Stock to which the Option pertains.

                           (2) Price. The Option price of each Option granted under this Section 8 shall be the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-10-percent stockholder, as provided in Section 8(e)(10)) of the Fair Market Value of the optioned shares of Common Stock, or the par value thereof.

                           (3) Term. Subject to earlier termination as provided in Section 8(e)(5), (6) and (7) and in Section 9 hereof, the term of each Option granted under this Section 8 shall be ten years (five years in the case of an ISO granted to a more-than-ten-percent stockholder, as discussed in Section 8(e)(10)) from the date of grant, or such lesser term as the Plan Administrator, in its sole discretion, shall permit the Grantee to elect on or before the date of grant.

                           (4) Exercise. Each Option granted under this Section 8 shall become exercisable in accordance with the following schedule:

                                                 Percentage of Shares Subject
                  Years of Vesting Service      to Option That Are Exercisable
                  ------------------------      ------------------------------
                      fewer than 2                             0
                      2 but fewer than 3                      34%
                      3 but fewer than 4             an additional 33%
                      4 or more                      an additional 33%

         If the Grantee has completed four or more Years of Vesting Service on the date of grant, the Option shall be fully exercisable on the date of grant.

                           Notwithstanding the foregoing, an Option granted under this Section 8 shall become fully exercisable upon the Grantee's death or Disability while in the employ of Pegasus. In addition, the Plan Administrator may accelerate the exercise date of any Option when granted or at any time thereafter, in its discretion, if it deems such acceleration to be desirable.

                           Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice in accordance with procedures established by PCC, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares (or payment as soon as practicable after the exercise, in the case of an exercise arrangement described in paragraph (C) below). Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

                  The Option price shall be payable --

                                    (A) in cash or its equivalent;

                                    (B) in shares of Common Stock previously
                  acquired by the Grantee; provided that (i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price for an ISO, such shares have been held by the Grantee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, (ii) if such shares of Common Stock were acquired through the exercise of an NQSO (and are used to pay the Option price for an ISO or an NQSO) or acquired through the exercise of an ISO (and are used to pay the Option price for an NQSO), such shares have been held by the Grantee for a period of not less than six months on the date of exercise, and (iii) if such shares of Common Stock were acquired through the vesting of a restricted stock award, such shares shall have vested in the Grantee at least six months prior to the date of exercise;

                                    (C) by delivering a properly executed notice
                  of exercise of the Option to Pegasus and a broker, with irrevocable instructions to the broker promptly to deliver to Pegasus the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

                                    (D) in any combination of (A), (B) and (C)
                  above.

                           In the event the Option price is paid, in whole or in
                  part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the aggregate fair market value (determined under Section 2(k), with reference to the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the Option price.

                           (5) Termination of Employment. If a Grantee's employment by Pegasus is terminated by either party prior to the expiration date fixed for his Option for any reason other than death or Disability, such Option may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such termination, by the Grantee any time prior to the earliest of (i) the expiration date specified in such Option, (ii) three months after such termination of employment, or (iii) termination of such Option under Section 9.

                           (6) Exercise upon Disability of Grantee. If a Grantee becomes Disabled during his employment and prior to the expiration date fixed for his Option, such Option may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such termination by the Grantee at any time prior to the earliest of (i) the expiration date specified in such Option, (ii) one year after such termination of employment, or (iii) termination of such Option under Section 9. In the event of the Grantee's legal disability, such Option may be exercised by the Grantee's legal representative.

                            (7) Exercise upon Death of Grantee. If a Grantee dies during his employment, and prior to the expiration date fixed for his Option, or if a Grantee whose employment is terminated for any reason, dies following his termination of employment but prior to the earliest of (A) the expiration date fixed for his Option, (B) the expiration of the period determined under paragraphs (5) and (6) above, or (C) in the case of an ISO, three months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his death, by the Grantee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earliest of (i) the expiration date specified in such Option, (ii) one year after the date of death, or (iii) termination of such Option under Section 9.

                            (8) Non-Transferability. No Option granted under this Section 8 shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, all Options granted under this Section 8 shall be exercisable only by the Grantee, or, in the event of the Grantee's legal disability, by the Grantee's guardian or legal representative. If the Grantee is married at the time of exercise and if the Grantee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Grantee and the Grantee's spouse, jointly, with right of survivorship.

                            (9) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of PCC to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Option granted under this Section 8 is subject to the withholding requirements of applicable tax law, the Grantee may satisfy the federal, state and local withholding tax, in whole or in part, by electing to have PCC withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to PCC). PCC may not withhold shares in excess of the number necessary to satisfy the minimum federal, state and local tax withholding requirements. Shares of Common Stock shall be valued, for purposes of this paragraph, at their fair market value determined under Section 2(k), with reference to the date the amount attributable to the exercise of the Option is includable in income by the Grantee under the Code (the "Determination Date"), rather than the date of grant.

                           If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Grantee for a period of not less than the holding period described in Section 422(a)(1) of the Code as of the Determination Date.

                           The Plan Administrator shall adopt such withholding rules as it deems necessary to carry out the provisions of this paragraph.

                            (10) Ten Percent Stockholder. If an employee owns more than ten percent of the total combined voting power of all classes of stock of PCC or of its parent or subsidiary corporation at the time an ISO is granted to him (taking into account the attribution rules of Section 424(d) of the Code, the Option price for the ISO shall be 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this paragraph shall not apply to NQSOs.

                  (f) Application of Funds. The proceeds received from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option shall be added to the general funds of PCC and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option shall become treasury stock.

                                    SECTION 9

                               Capital Adjustments
                               -------------------

                  The number of shares which may be issued under the Plan and the number of shares of Common Stock issuable upon the vesting of outstanding Awards shall be adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of PCC. The maximum number of shares with respect to which Options may be granted to any employee in any calendar year (as stated in Section 8(a)) and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option Price per share under such outstanding Options) shall be adjusted, as may be deemed appropriate by the Plan Administrator, to reflect any stock dividend, stock split, spin-off, share combination, or similar change in the capitalization of PCC; provided, however, that no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under Section 424(h) of the Code, unless the Grantee consents to such adjustment. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the vesting of outstanding Awards or the exercise of outstanding Options (as well as the Option price), the Plan Administrator shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interests of Grantees and preserve, without exceeding, the value of Awards.

                  In the event of a corporate transaction (as that term is described in Section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Plan Administrator may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of PCC. If the Plan Administrator desires to terminate outstanding Options, the Plan Administrator shall give each Optionee holding an Option to be terminated not less than seven days' notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further as provided in Section 8(e), the Plan Administrator, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

                  The Plan Administrator also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change does not constitute a "modification" under Section 424(h) of the Code unless the Option holder consents to the change.

                                   SECTION 10

                     Amendment or Discontinuance of the Plan
                     ---------------------------------------

                  At any time, the Board may suspend or terminate the Plan. The Plan Administrator may amend any outstanding Awards in any respect whatsoever. At any time and from time to time, the Plan may be amended by resolution of (i) the Board, or (ii) the Compensation Committee of the Board, except that the following amendments shall require the approval of stockholders:

                  (a) Any amendment which would increase the number of shares of Common Stock authorized under the Plan;

                  (b) Any amendment for which stockholder approval is required under the rules of an exchange or market on which Common Stock is listed;

                  (c) Any amendment which would change the class of employees eligible to receive ISOs; and

                  (d) Any amendment requiring stockholder approval pursuant to Treas. Reg.ss.1.162-27(e)(4)(iv) or any successor thereto (to the extent compliance with Section 162(m) of the Code is desired).

                  Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Award without the consent of such holder.

                  The approval of stockholders must be (i) by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring stockholder approval (i.e., an action on which stockholders would be entitled to vote if the action were taken at a duly held stockholders' meeting), or (ii) by a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

                                   SECTION 11

                               Termination of Plan
                               -------------------

                  Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on September 29, 2006, and no Awards hereunder shall be granted thereafter. Nothing contained in this Section 11, however, shall terminate or affect the continued existence of rights created under Awards issued hereunder and outstanding on September 29, 2006 which by their terms extend beyond such date.

                                   SECTION 12

                                 Effective Date
                                 --------------

                  This Plan became effective on September 30, 1996 (the date the Plan was adopted by the Board). As amended and restated, this Plan shall become effective as of February 13, 2002; subject, however, to stockholder approval of the increase in the total number of shares available under the Plan.

                                   SECTION 13

                                  Miscellaneous
                                  -------------

                  (a) Book-Entry Record of Shares. This Section 13(a) shall not apply to the portion of any Award with respect to which the Grantee has made an election to receive an Option pursuant to Section 8(a). Upon the granting of an Award, book-entry record of the shares of Common Stock covered by the Award shall be made with PCC's share transfer agent in the name of the Grantee (or in the name of the Grantee and the Grantee's spouse, if the Grantee so requests -- see subsection (f)), unless the Grantee requests that share certificates be issued directly to him or her. Share certificates issued directly to the Grantee shall be issued in the name of the Grantee (or in the name of the Grantee and the Grantee's spouse -- see subsection (f)). With respect to any shares subject to the Award in which the Grantee is not vested on the date the Award is made, however, no certificates shall be issued until the Grantee is vested in such shares. Only full shares shall be issued, and any fractional shares which might otherwise be issuable pursuant to an Award shall be forfeited.

                  (b) Rights as a Stockholder. With respect to any shares of Common Stock in which the Grantee is not vested on the date an Award is granted (other than shares for which the Grantee has made an election pursuant to Section 8(a) to receive an Option), the Grantee shall be entitled to receive dividends paid on such shares and shall have the right to vote such shares. However, the shares subject to the Award will revert to PCC in accordance with
Section 7(c) to the extent not vested on the Grantee's voluntary or involuntary termination of employment by Pegasus.

                  With respect to the portion of any Award for which the Grantee has made an election under Section 8(a), the Option issued pursuant thereto shall not entitle the holder thereof to any rights as a stockholder of PCC prior to the exercise of such Option and the issuance of the shares pursuant thereto.

                  (c) Award Agreement. Awards under the Plan shall be evidenced by documents in such form as the Plan Administrator shall, from time to time, approve, which Award Agreements shall contain such provisions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall deem advisable. Each Grantee shall enter into, and be bound by the terms of, the Award Agreement.

                  (d) Governing Law. The Plan, and the Award Agreements entered into and Awards granted thereunder, shall be governed by the Code provisions to the extent applicable. Otherwise, the operation of, and the rights of eligible individuals under, the Plan, the Award Agreements, and the Awards shall be governed by applicable federal law and otherwise by the laws of the State of Delaware, without reference to principles of conflicts of law.

                  (e) Rights. Neither the adoption of the Plan nor any action of the Board or the Plan Administrator shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Plan Administrator shall have granted such individual an Award, and then his rights shall be only such as are provided by the Plan and the Award Agreement.

                  Further, notwithstanding any provisions of the Plan or any Award Agreement with a Grantee, but subject to any employment agreement, Pegasus shall have the right, in its discretion, to retire an employee at any time pursuant to its retirement rules or otherwise to terminate his employment at any time for any reason whatsoever.

                  (f) Non-Transferability. This Section 13(f) shall not apply to the portion of an Award with respect to which the Grantee has made an election to receive an Option pursuant to Section 8(a). Except as otherwise provided in any Award Agreement, Awards which have not vested shall not be assignable or transferable by the Grantee otherwise than by will or by the laws of descent and distribution. If a Grantee is married on the date an Award is granted, and if the Grantee so requests, book entry-record shall be made (or the share certificates issued shall be registered) in the name of the Grantee and the Grantee's spouse, jointly, with right of survivorship.

                  (g) Listing and Registration of Shares. Each Award shall be subject to the requirement that, if at any time the Plan Administrator shall determine, in its discretion, that the listing, registration, or qualification of the Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the vesting of Common Stock thereunder, or that action by PCC or by the Grantee should be taken in order to obtain an exemption from any such requirement, no shares of Common Stock shall be received pursuant to an Award, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Plan Administrator. Without limiting the generality of the foregoing, each Grantee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares received pursuant to an Award will be held as an investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                  (h) Withholding and Use of Shares to Satisfy Tax Obligations. This Section 13(h) shall not apply to the portion of an Award with respect to which the Grantee made an election to receive an Option pursuant to Section 8(a). The obligation of PCC to deliver Common Stock pursuant to any Award shall be subject to applicable federal, state and local tax withholding requirements. If the vesting of any Award is subject to the withholding requirements of applicable tax law, the Plan Administrator, in its discretion, may permit or require the Grantee to satisfy the federal, state and local withholding tax, in whole or in part, by electing to have PCC withhold shares of Common Stock subject to the Award (or by returning previously acquired shares of Common Stock to PCC). PCC may not withhold shares in excess of the number necessary to satisfy the minimum federal, state and local income tax withholding requirements. Shares of Common Stock shall be valued, for purposes of this paragraph, at their fair market value, determined under Section 2(k), with reference to the date the amount attributable to the vesting of the Award is includable in income by the Grantee under the Code (the "Vesting Date"). If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Grantee for a period of not less than the holding period described in Section 422(a)(1) of the Code as of the Vesting Date. The Plan Administrator shall adopt such withholding rules as it deems necessary to carry out the provisions of this paragraph.

                  (i) Indemnification of Board and Plan Administrator. Without limiting any other rights of indemnification which they may have from Pegasus, the members of the Board, the Committee and the Management Committee shall be indemnified by PCC against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by PCC) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board, Committee or Management Committee member shall notify PCC in writing, giving PCC an opportunity, at its own expense, to handle and defend the same before such Board, Committee or Management Committee member undertakes to handle it on his own behalf.

                               FORM OF PROXY CARD

                       YOU MAY VOTE TOLL-FREE BY TELEPHONE
                      OR BY COMPLETING THE PROXY CARD BELOW
                            AND RETURNING IT BY MAIL

                  TO VOTE BY TELEPHONE, USE THE CONTROL NUMBER
                                IN THE BOX BELOW

                   Call Toll-Free                                CONTROL NUMBER FOR
              on a Touch-Tone Telephone                          TELEPHONIC VOTING
            24 hours a day, 7 days a week
                   1-866-814-2813                                +----------------+
Have this form available when you call the toll-free number.     |                |
Then, enter your control number and follow the simple prompts.   |                |
                                                                 +----------------+



             Do not return this card if you have voted by telephone.
                   FOLD AND DETACH HERE AND READ REVERSE SIDE
--------------------------------------------------------------------------------
                       PEGASUS COMMUNICATIONS CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Marshall W. Pagon, Ted S. Lodge, Scott A. Blank or any of them, with full power of substitution, as the undersigned's proxies to vote all the shares of Class A Common Stock of Pegasus Communications Corporation ("Pegasus") held of record by the undersigned on April 5, 2002, at the Annual Meeting of Stockholders of Pegasus to be held on May 31, 2002, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

1. ELECTION OF DIRECTORS

Nominees: 01) Marshall W. Pagon, 02) Robert F. Benbow, 03) Harry F. Hopper III,
          04) Ted S. Lodge, 05) James J. McEntee, III, 06) Mary C. Metzger, 07) William P. Phoenix, and 08) Robert N. Verdecchio.

                |_|  FOR                           |_|  WITHHOLD AUTHORITY
          All nominees listed                   To vote for all nominees listed
(except as marked to the contrary below)


(INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee's name on the space provided below.)



  -----------------------------------------------------------------------------
                         (Continued on the reverse side)

            Do not return this card if you have voted by telephone.
                   FOLD AND DETACH HERE AND READ REVERSE SIDE
--------------------------------------------------------------------------------

2. Authorization of our board of directors to amend our existing amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of Class A common stock and Class B common stock, par value $0.01 per share, at a ratio of not less than one-for-two and not more than one-for-ten, at any time prior to our next annual meeting of stockholders, upon the determination by the board of directors that the reverse stock split and reverse stock split ratio would be in our best interests and the best interests of our stockholders.

               |_|  FOR          |_|  AGAINST          |_|  ABSTAIN

3. Approval of an amendment of Pegasus Communications 1996 Stock Option Plan to increase the number of shares of Class A common stock that may be issued to 10,000,000 and to increase the maximum number of shares of Class A common stock that may be issued under options granted to any employee to 2,000,000 shares.

               |_|  FOR          |_|  AGAINST          |_|  ABSTAIN

4. Approval of an Amendment of the Pegasus Communications Restricted Stock Plan to increase the number of shares of Class A Common Stock that may be issued to 2,000,000 shares.

               |_|  FOR          |_|  AGAINST          |_|  ABSTAIN

5. Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the year ending December 31, 2002.

               |_|  FOR          |_|  AGAINST          |_|  ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated: ___________________,  2002


--------------------------------                --------------------------------
        Signature of Stockholder                        Signature of Stockholder

Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.